UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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COMSCORE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER FROM OUR CHIEF EXECUTIVE OFFICER

AND EXECUTIVE VICE CHAIRMAN

May 29, 2020

Dear Fellow Shareholders,

2019 was a milestone year for Comscore as we celebrated our 20th anniversary. From inception, Comscore has ushered in monumental change with our census-based approach to measurement of the digital, TV, and movie industries. We have built our measurement systems to anticipate the continued evolution of entertainment, social interactions, and information sharing in a cross-platform world.

Looking back, it’s hard to overstate how much the media and advertising landscape has changed. We are proud to be a trusted partner in planning, transacting, and evaluating media across platforms. We are the leader in connecting the value of consumer behavior to media consumption, allowing the industry to move beyond age/gender demographics for consumer targeting and segmentation.

Our mission has never been more relevant. We are living in extraordinary times, and consumer behavior continues to change and adapt to each new normal. The COVID-19 pandemic brought immediate and deep changes to consumer behavior – some of which may well become permanent. This crisis has unfolded in a pivotal time of innovation and upheaval in the media, marketing, and entertainment industries. Comscore’s contactless and non-invasive measurement enables effective advertising at unprecedented scale and precision, even during this COVID-19 period. The importance of Comscore’s information and analytics is particularly evident during difficult economic times, as buyers and sellers of advertising require ever greater efficiency and effectiveness of their media.

Moreover, as the world must now be more diligent than ever to protect consumer privacy, and industry regulations have become more stringent, I am proud that Comscore has always considered consumer privacy first. Our mission is to design and build services that our partners use to understand the return on their media investments while retaining their customers’ trust.

In this environment, the media ecosystem needs independent third-party measurement more than ever. Our information assets, research heritage, and forward-looking industry leadership confirm that Comscore is built to win.

As we look to the future, we are positioned as the transaction currency in a multi-screen entertainment ecosystem with our differentiated services and superior cross-platform assets. Our unparalleled massive and passive media information datasets measure TV, digital, and movie consumption and behavior nationally and across local U.S. markets, and digital and movie consumption internationally. Look for us to expand our international footprint across TV and digital to complement our global measurement of movies.

Looking Ahead in 2020

As we begin to see the green shoots of an economic recovery, Comscore is building momentum with innovation, partnerships, deals, and renewals.

Local and National TV

2020 commenced with a notable partnership: our landmark agreement with Comcast to integrate their TV homes into our local and national TV footprint. This expanded relationship with Comcast marks a major milestone in our long-term growth plan, as we believe Comcast’s information will vastly enhance our national and local TV and cross-platform ratings services.

Comscore is well-positioned to capitalize on the trends towards addressable advertising and impression-level measurement. We have actively provided these services for years to several existing MVPD partners, and in 2019 we added Xandr’s Addressable Advertising Consortium to that list in another landmark agreement. Our robust third-party measurement in turn allows the agency community to transact business using these advanced capabilities. We’re now aggressively pursuing expansion to empower national cable networks to take advantage of addressable advertising, while maintaining an adjusted national TV measurement. Our partners on both the buy and sell sides are excited about the potential.

Our game-changing partnership with LiveRamp leverages our television and video intelligence to facilitate development of new and innovative privacy-focused services across the advertising landscape. This agreement was designed to help Comscore expand its collaboration with brands using our TV, digital, and addressable services. In conjunction with Comscore’s relationships with the MVPDs, large digital companies, and ACR (Automatic Content Recognition) technologies, the partnership goals are to expand our value proposition versus our competitors’ and bolster our competitive advantage.

Comscore continues to innovate with our linear TV solutions. We’ve recently launched QuickScore™, a new TV ratings report that delivers rapid insights to our local television customers. Local stations are already benefiting from their ability to make speedy promotional and programming decisions and adjust campaigns on-the-fly, boosting overall campaign success in a fast-changing viewing environment.

Our TV solutions continue to gain traction in the Local TV marketplace, as demand for Comscore’s multi-sourced, massive and passive measurement continues to grow. Today, nearly one thousand local TV stations in the U. S. subscribe to our TV measurement suite, while hundreds of advertisers or their agencies are using us as currency.

Digital

In our digital suite, we are rolling out weekly reporting from our digital panel in order to highlight ever-changing media consumption trends. Additionally, our integration with Twitch (announced in March 2020) is designed to power our gaming and e-sports measurements across devices. This service will allow game publishers, platforms, sports leagues, and teams to create an advertising ecosystem based on validated and comparable metrics across platforms.

As the world becomes increasingly privacy-focused and third-party cookies are eliminated, we are evolving our census-based network to meet these demands. Utilizing our exclusive opt-in digital panel, we are measuring media interactions across platforms. The combination of our panel plus census network equals a distinct strategic advantage for Comscore in the new digital paradigm.

Movies

Our core movies business performed well in 2019, maintaining the global standard for worldwide box office measurement and analytics. Today, every major studio and over 75 independent studios use our services, and we measure ticket sales from more than 25,000 theaters and 160,000 screens in over 70 countries. When the COVID-19 pandemic began, we pivoted quickly to help our studio customers track their releases on the on-demand platforms.

Over the long-term, we remain confident in our movies business and the potential to measure movies and video across all screens. We believe the magic of the movie-going experience will endure.

People often ask us how Comscore wins in the new measurement environment. The answer is that only Comscore has the infrastructure and deep data assets needed to capture the precise measurement of today’s fragmented media climate. Our clients choose us – and stay with us – because we can offer what no one else can: the census-based, panel-informed intelligence that they need to move their businesses forward.

I thank our investors for your ongoing support, confidence, and trust. Thank you, also, to our growing roster of customers and talented employees for helping to drive our success.

Kindest regards,

Bill Livek

Chief Executive Officer and Executive Vice Chairman

Please refer to Annex B for a description of the risks and uncertainties related to the forward-looking statements included in this proxy statement.

11950 Democracy Drive, Suite 600

Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 9, 2020

Notice is hereby given that the 2020 annual meeting of stockholders (the “2020 Annual Meeting”) of comScore, Inc. (the “company,” “Comscore,” “we” or “our”) will be held at Carr Workplaces, located at 1818 Library Street, Suite 500, Reston, Virginia 20190 on July 9, 2020, at 10:00 a.m. Eastern Time for the following purposes:

1)

to elect the two nominees named in this proxy statement as Class I directors to serve for terms expiring at our 2023 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified;

2)	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

3)	to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

4)

to approve an amendment and restatement of our 2018 Equity and Incentive Compensation Plan (the “2018 Plan”) to increase the number of shares of our common stock available for grant by 9,600,000 and to make other changes to the 2018 Plan as described in this proxy statement; and

5)	to transact any other business that is properly brought before the meeting or any adjournment or postponement thereof.

We intend to hold the 2020 Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) pandemic, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the 2020 Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our website at https://ir.comscore.com/news-events/events-presentations for updated information. If you are planning to attend our meeting, please check the website 10 days prior to the meeting date. As always, we encourage you to vote your shares prior to the 2020 Annual Meeting.

Stockholders of record at the close of business on May 20, 2020 are entitled to notice of, and to vote at, the 2020 Annual Meeting or any adjournment or postponement thereof. The presence, in person or represented by proxy, of a majority of shares of the company’s common stock issued and outstanding on the record date will be required to establish a quorum at the 2020 Annual Meeting.

We are furnishing our proxy materials to our stockholders over the Internet rather than in paper form. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without affecting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on May 20, 2020 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and will receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders beginning on May 29, 2020.

Your vote is very important. Whether or not you plan to attend the 2020 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section in the proxy statement entitled “Questions and Answers About the 2020

Annual Meeting and Procedural Matters” and the instructions in the Notice of Internet Availability. If you are a stockholder of record of the company’s common stock, you may cast your vote by proxy or in person at the 2020 Annual Meeting. If your shares are held by a bank, broker or other nominee, you should instruct such nominee on how to vote your shares.

Thank you for your continued support of Comscore.

Reston, Virginia	By Order of the Board of Directors,
May 29, 2020	Carol A. DiBattiste Chief Legal and Compliance Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on July 9, 2020.

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available at:

https://materials.proxyvote.com/20564W

COMSCORE, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 9, 2020

Page

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING AND PROCEDURAL MATTERS	2

DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	9

Directors, Director Nominees and Executive Officers	9

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COMSCORE, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 9, 2020

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), we are pleased to provide access to our proxy materials over the Internet to our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to our stockholders beginning on May 29, 2020. Stockholders will have the ability to access the proxy materials on the website listed above, or to request that a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. By furnishing a Notice of Internet Availability and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our annual meeting.

The Notice of Internet Availability will also provide instructions on how you may request that we send future proxy materials to you electronically by e-mail or in printed form by mail. If you elect to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it. We encourage you to elect to receive future proxy materials by e-mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

This proxy statement and accompanying proxy card and notice are being made available or distributed to stockholders beginning on May 29, 2020.

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING AND

PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:

The Board of Directors (the “Board”) of comScore, Inc. (the “company,” “Comscore,” “we,” “us” or “our”) has made these proxy materials available to you over the Internet, or is providing printed proxy materials to you, in connection with the Board’s solicitation of proxies for use at Comscore’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to be held on July 9, 2020, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. These proxy materials are being made available or distributed to you beginning on May 29, 2020. As a stockholder, you are invited to attend the 2020 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Where is the 2020 Annual Meeting?

A:	The 2020 Annual Meeting will be held at 1818 Library Street, Suite 500, Reston, Virginia 20190.

We intend to hold the 2020 Annual Meeting in person. However, we are actively monitoring the COVID-19 pandemic, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the 2020 Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our website at https://ir.comscore.com/news-events/events-presentations for updated information. If you are planning to attend our meeting, please check the website 10 days prior to the meeting date. As always, we encourage you to vote your shares prior to the 2020 Annual Meeting.

Q:	Can I attend the 2020 Annual Meeting?

A:

You are invited to attend the 2020 Annual Meeting if you were a stockholder of record or a beneficial owner as of May 20, 2020 (the “Record Date”) or if you are a proxy holder for a stockholder of record or beneficial owner as of the Record Date. You should bring photo identification and your Notice of Internet Availability, a statement from your bank, broker or other nominee or other proof of stock ownership as of the Record Date, for entrance to the 2020 Annual Meeting. The meeting will begin promptly at 10:00 a.m. Eastern Time, and you should allow ample time for check-in procedures. We will not be able to accommodate guests who were not stockholders as of the Record Date (or proxy holders for such stockholders) at the 2020 Annual Meeting.

Q:	Who is entitled to vote at the 2020 Annual Meeting?

A:

You may vote your shares of Comscore common stock (“Common Stock”) if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 70,865,075 shares of Common Stock issued and outstanding and entitled to vote at the 2020 Annual Meeting. You may cast one vote for each share of Common Stock held by you as of the Record Date on each matter presented.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with Comscore’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record,” and the Notice of Internet Availability has been sent directly to you by Comscore. As the stockholder of record, you have the right to grant your voting proxy directly to Comscore or to a third party, or to vote in person at the 2020 Annual Meeting.

If you hold your shares through a bank, broker or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares. Please refer to the voting instruction card provided by your bank, broker or other nominee. You are also invited to attend the 2020 Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2020 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the 2020 Annual Meeting.

Q:	How can I vote my shares in person at the 2020 Annual Meeting?

A:

Shares held in your name as the stockholder of record may be voted in person at the 2020 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2020 Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2020 Annual Meeting, we recommend that you also submit your vote as instructed on the Notice of Internet Availability and below, to ensure that your shares are represented and so that your vote will be counted even if you later decide not to attend the 2020 Annual Meeting. If you attend the 2020 Annual Meeting, any votes you cast at the meeting in person will supersede your proxy.

Q:	How can I vote my shares without attending the 2020 Annual Meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2020 Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. For instructions on how to vote, please refer to the instructions below and those included on the Notice of Internet Availability or, for shares held beneficially in street name, the voting instructions provided to you by your bank, broker or other nominee.

By Telephone or Internet – Stockholders of record may vote by telephone or the Internet by following the instructions on the Notice of Internet Availability to access the proxy materials. If you are a beneficial owner of Common Stock held in street name, please check the voting instructions provided by your bank, broker or other nominee for telephone or Internet voting availability.

By Mail – Stockholders of record may request a paper proxy card from Comscore by following the procedures outlined in the Notice of Internet Availability. If you elect to vote by mail, please indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Comscore stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their bank, broker or other nominee and mailing them in the accompanying pre-addressed envelopes.

Q:	How many shares must be present or represented by proxy to conduct business at the 2020 Annual Meeting?

A:

The presence of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the 2020 Annual Meeting shall constitute a quorum at the 2020 Annual Meeting. Such stockholders are counted as present at the meeting if (1) they are present in person at the 2020 Annual Meeting or (2) they have properly submitted a proxy. In addition, cast abstentions and broker non-votes (which are described below) are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the close of business on the Record Date, there were 70,865,075 shares of Common Stock issued and outstanding and entitled to vote at the 2020 Annual Meeting; therefore the presence of the holders of at least 35,432,538 shares of Common Stock is required to establish a quorum.

Q:	What proposals will be voted on at the 2020 Annual Meeting?

A:	The proposals scheduled to be voted on at the 2020 Annual Meeting are:

1)

The election of the two nominees named in this proxy statement as Class I directors to serve for terms expiring at our 2023 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified;

2)	The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (known as “Say on Pay”);

3)	The ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4)

The approval of an amendment and restatement of our 2018 Equity and Incentive Compensation Plan (the “2018 Plan”) to increase the number of shares of our Common Stock available for grant by 9,600,000 and to make other changes to the 2018 Plan as described in this proxy statement.

Q:	What is the vote required to approve each of the proposals?

A: Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 – Election of Directors	Plurality of votes cast by the shares present in person or represented by proxy at the meeting	No
Proposal No. 2 – Say on Pay Advisory Vote	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	No
Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	Yes
Proposal No. 4 – Amendment and Restatement of 2018 Plan	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	No

Q:	How are votes counted?

A:

You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal No. 1). The nominees for director receiving the highest number of affirmative votes with respect to each class will be elected as directors for their respective term of office.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to approve, by non-binding advisory vote, executive compensation (Proposal No. 2), to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm (Proposal No. 3) and to approve an amendment and restatement of the 2018 Plan (Proposal No. 4). An abstention has the same effect as a vote against these proposals.

All shares entitled to vote and represented by properly executed proxies received prior to the 2020 Annual Meeting (and not revoked) will be voted at the 2020 Annual Meeting in accordance with the instructions indicated.

Q:	How does the company’s director resignation policy work?

A:

Our Board has adopted a director resignation policy, which provides that any nominee for director who receives a majority of “withhold” votes in an uncontested election of directors is expected to tender his or her resignation promptly following the certification of the election results. In such event, the Nominating and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the resignation. The Board will act on the Nominating and Governance

Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The company will promptly disclose the Board’s decision (and, if the Board rejects the resignation, the Board’s reasons for doing so).

Q:	What if I do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the Board.

If you are a beneficial owner and you do not provide the bank, broker or other nominee that holds your shares with voting instructions, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, banks, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 3, but do not have discretion to vote on non-routine matters, such as Proposal No. 1, Proposal No. 2 and Proposal No. 4, which results in a “broker non-vote.” Therefore, if you do not provide voting instructions to your bank, broker or other nominee, such nominee may only vote your shares on Proposal No. 3 and on any other routine matters properly presented for a vote at the 2020 Annual Meeting.

Q:	What is the effect of a broker non-vote?

A:

A broker non-vote with respect to a proposal occurs when shares are held by a bank, broker or other nominee for a beneficial owner and the bank, broker or other nominee does not receive voting instructions from the beneficial owner as to how to vote such shares, and the bank, broker or other nominee does not have the authority to exercise discretion to vote on such proposal.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2020 Annual Meeting, but they will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, broker non-votes will not negatively impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal No. 1) or the approval of a majority of the shares present in person or represented by proxy and entitled to vote (Proposal No. 2, Proposal No. 3 and Proposal No. 4).

Q:	What is the effect of not casting a vote at the 2020 Annual Meeting?

A:

If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone, via the Internet or in person at the 2020 Annual Meeting, your shares will not be voted at the 2020 Annual Meeting. If you are a beneficial owner of shares held in street name, it is critical that you provide voting instructions if you want your vote to count in the election of directors (Proposal No. 1), the Say on Pay advisory vote (Proposal No. 2) or the vote to approve an amendment and restatement of the 2018 Plan (Proposal No. 4). As discussed above, banks, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 3, but do not have discretion to vote on non-routine matters, such as Proposal No. 1, Proposal No. 2 and Proposal No. 4. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on these or other non-routine matters, no votes will be cast on your behalf. Your bank, broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Comscore’s independent registered public accounting firm and other routine matters.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares:

1)	“FOR” each of the company’s nominees for election as Class I directors (Proposal No. 1);

2)	“FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers (Proposal No. 2);

3)	“FOR” the ratification of the appointment of Deloitte & Touche LLP as Comscore’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 3); and

4)

“FOR” the approval of an amendment and restatement of the 2018 Plan to increase the number of shares of our Common Stock available for grant by 9,600,000 and to make other changes to the 2018 Plan as described in this proxy statement (Proposal No. 4).

Q:	What happens if additional matters are presented at the 2020 Annual Meeting?

A.

If any other matters are properly presented for consideration at the 2020 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2020 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Gregory Fink and Ashley Wright (each officers of the company), or any of them, will have discretion to vote on those matters in accordance with their best judgment. Other than the matters described in this proxy statement, Comscore does not currently know of any other matters that will be raised at the 2020 Annual Meeting.

Q:	Can I change my vote?

A:

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each voting method), (2) providing a written notice of revocation to Comscore’s Corporate Secretary at comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 prior to your shares being voted, or (3) attending the 2020 Annual Meeting and voting in person.

If you are a beneficial owner of shares held in street name, you may change your vote, subject to any rules your bank, broker or other nominee may have, at any time before your proxy is voted at the 2020 Annual Meeting, (1) by submitting new voting instructions to your bank, broker or other nominee or (2) if you have obtained a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote your shares, by attending the 2020 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2020 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?

A:

You may attend the 2020 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you by proxy will be superseded by the vote you cast in person at the 2020 Annual Meeting. Please be aware that attendance at the 2020 Annual Meeting will not, by itself, revoke a proxy.

If a bank, broker or other nominee beneficially holds your shares in street name and you wish to attend the 2020 Annual Meeting and vote in person, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares.

Q:	What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:

You may receive more than one Notice of Internet Availability or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Comscore proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	Who will count the votes?

A:	The Board has designated representatives of Broadridge Financial Solutions, Inc. to serve as inspector of election.

Q:	Where can I find the voting results of the 2020 Annual Meeting?

A:

We intend to announce preliminary voting results at the 2020 Annual Meeting and will publish final voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the 2020 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2020 Annual Meeting?

A:

Comscore will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. The company has engaged Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies. The company will pay Innisfree a fee of up to $20,000 as compensation for its services and will reimburse Innisfree for its reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:

You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings. Comscore’s bylaws provide for advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. For the 2021 annual meeting of stockholders, such nominations or proposals, other than those made by or at the direction of the Board, must be submitted in writing and received by our Corporate Secretary at our principal executive offices 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 no later than February 28, 2021, which is 90 days prior to the anniversary of the expected first mailing date of notice of availability of this proxy statement, and no earlier than January 29, 2021, which is 120 days prior to the anniversary of the expected mailing date of the notice of availability of this proxy statement. If our 2021 annual meeting of stockholders is moved more than 30 days before or after the anniversary date of our 2020 Annual Meeting, then the deadline for such nominations or proposals to be received by our Corporate Secretary is the close of business on the tenth day following the day notice of the date of the meeting was mailed or first made public, whichever occurs first. Such proposals also must comply with all the information requirements contained in the bylaws and applicable requirements of the rules and regulations of the SEC. The chairperson of the stockholder meeting may refuse to acknowledge the introduction of a proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our bylaws. If a stockholder who has notified Comscore of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Comscore need not present the proposal for vote at such meeting.

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, the proposal must comply with all the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and must be submitted in writing and received by our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 no later than January 29, 2020, which is 120 days prior to the anniversary of the expected mailing date of the notice of availability of this proxy statement.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Comscore’s Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 or by accessing Comscore’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not to be considered for inclusion in Comscore’s proxy materials, should be sent to Comscore’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate copy of the Notice of Internet Availability?

A:

If you share an address with another stockholder, each stockholder might not receive a separate copy of the Notice of Internet Availability, a practice known as “householding.” Stockholders may request to receive separate or additional copies of the Notice of Internet Availability by writing to our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190.

Q:	How may I obtain Comscore’s 2019 Form 10-K and other financial information?

A:

Our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 10-K”) is available at https://materials.proxyvote.com/20564W. Stockholders can also access our 2019 10-K and other financial information on the Investor Relations section of our website at www.comscore.com or on the SEC’s website at www.sec.gov. Alternatively, current and prospective investors may request a free copy of our 2019 10-K by writing to our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190. We also will furnish any exhibit to the 2019 10-K if specifically requested upon payment of charges that approximate our cost of reproduction.

Q:	Who can help answer my questions?

A:	Please contact our legal department by calling 703-438-2000 or by writing to comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attention: Legal Department.

DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Director Nominees and Executive Officers

The names of our directors and executive officers and their ages, positions and biographies are set forth below. Also included for our directors is information regarding their service on other public company boards, and their specific experience, qualifications, attributes or skills that led to the conclusion that each director should serve on our Board. This information is as of May 20, 2020.

Name	Age	Position
Executive Officers and Executive Director
William Livek	65	Chief Executive Officer, Executive Vice Chairman and Class II Director
Carol DiBattiste	68	Chief Legal and Compliance Officer
Gregory Fink	53	Chief Financial Officer and Treasurer
Christopher Wilson	53	Chief Commercial Officer
Non-Executive Directors
Brent Rosenthal (1)(2)(3)	48	Chairman of the Board and Class II Director
Irwin Gotlieb	70	Class II Director
Jacques Kerrest (3)	73	Class I Director
Kathleen Love (1)(2)(3)	67	Class I Director
John Martin (1)(2)	52	Class III Director

(1)	Member of Nominating and Governance Committee

(2)	Member of Compensation Committee

(3)	Member of Audit Committee

Executive Officers and Executive Director

William (Bill) Livek has served as our Chief Executive Officer since November 2019 and as our Vice Chairman since January 2016. He was our President from January 2016 through May 2018. Mr. Livek previously served as Vice Chairman and Chief Executive Officer of Rentrak Corporation, a media measurement and consumer targeting company, from June 2009 until our merger with Rentrak in January 2016. Prior to Rentrak, Mr. Livek was founder and Chief Executive Officer of Symmetrical Capital, an investment and consulting firm; Senior Vice President, Strategic Alliances and International Expansion, of Experian Information Solutions, Inc., a provider of information, analytical and marketing services; and co-President of Experian’s subsidiary Experian Research Services. He holds a B.S. degree in Communications Radio/Television from Southern Illinois University. Mr. Livek brings substantial industry experience and audience measurement expertise to our Board and management team.

Carol DiBattiste has served as our Chief Legal Officer since December 2019 and as our Chief Compliance Officer since April 2017. She previously served as our General Counsel and Chief Privacy and People Officer from January 2017 to December 2019. Prior to joining the company, Ms. DiBattiste held positions at the U.S. Department of Veterans Affairs with the Board of Veterans’ Appeals as Executive in Charge and Vice Chairman from August 2016 to January 2017, and Senior Advisor for Appeals Modernization, Office of the Secretary, from May 2016 to August 2016. Prior to that, Ms. DiBattiste served as Executive Vice President and Chief Legal, Privacy, Security and Administrative Officer of Education Management Corporation, an operator of for-profit post-secondary educational institutions, from March 2013 through March 2016. She also served as Executive Vice President, General Counsel and Chief Administrative Officer of Geeknet, Inc., as Executive Vice President, Privacy, Compliance and Security of Reed Elsevier/LexisNexis, and as General Counsel and Chief Privacy and Compliance Officer of ChoicePoint. Among other distinguished government positions, Ms. DiBattiste served as Deputy Administrator of the U.S. Transportation Security Administration, as Under Secretary of the U.S. Air Force, as Deputy U.S. Attorney (Southern District of Florida), as Director, Executive Office for U.S. Attorneys,

and as Principal Deputy General Counsel, U.S. Department of the Navy. Ms. DiBattiste holds an L.L.M., Law from the Columbia University School of Law, a J.D. from Temple University School of Law, and a B.A., Sociology-Criminal Justice from LaSalle University.

Gregory Fink has served as our Chief Financial Officer and Treasurer since October 2017 and previously served as our Executive Vice President, Finance since joining the company earlier in October 2017. Prior to joining the company, Mr. Fink was the Senior Vice President, Controller and Chief Accounting Officer at Fannie Mae, a government-sponsored enterprise in the mortgage industry, since 2011, where he led a team of 600 professionals and oversaw a multi-billion-dollar annual expense budget. He has more than 25 years of experience in accounting, financial reporting, business analytics, budgeting, internal controls and talent development. Mr. Fink holds a B.S. in Business Administration with an accounting emphasis from San Diego State University and is a Certified Public Accountant.

Christopher Wilson has served as our Chief Commercial Officer since April 2019. He previously served as our Chief Revenue Officer from June 2017 to December 2018 and as our Executive Vice President, Commercial from January 2016 to June 2017. Prior to joining the company, Mr. Wilson served as President, National Television at Rentrak Corporation from 2010 until our merger with Rentrak in January 2016. Before Rentrak, he was Senior Vice President, Sales at Scarborough Research Company; President at Experian Research Services; President and COO of Simmons Market Research Bureau; and CEO and President of LogicLab, a division of Merkle LLC. Mr. Wilson holds a bachelor’s degree in Broadcast Communications from Southern Illinois University, Carbondale.

Non-Executive Directors

Brent Rosenthal has served as Chairman of the Board since April 2018 and as a director since January 2016. Mr. Rosenthal is the Founder of Mountain Hawk Capital Partners, LLC., an investment fund focused on small and microcap equities in the technology, media, telecom (TMT) and food industries. Mr. Rosenthal has been the Non-Executive Chairman of the board of directors of RiceBran Technologies, a food company, since July 2016 and has served as an advisor to the board of directors and executive management of FLYHT Aerospace since December 2019. He also served on the board of directors of SITO Mobile, Ltd., a mobile location-based media platform, from August 2016 to July 2018, and as Non-Executive Chairman of its board of directors from June 2017 to July 2018. Previously, Mr. Rosenthal was a Partner in affiliates of W.R. Huff Asset Management where he worked from 2002 to 2016. Mr. Rosenthal served as the Non-Executive Chairman of Rentrak Corporation from 2011 to 2016. He was Special Advisor to the board of directors of Park City Group from November 2015 to February 2018. Mr. Rosenthal earned his B.S. from Lehigh University and M.B.A. from the S.C. Johnson Graduate School of Management at Cornell University. He is an inactive Certified Public Accountant. Mr. Rosenthal brings to our Board financial expertise and experience in the media and information industries.

Irwin Gotlieb has served as a director since April 2019. Mr. Gotlieb has been a senior advisor to WPP plc, a multinational advertising and public relations company, since April 2018. He was formerly the global Chief Executive Officer and Chairman of GroupM, a global media investment group, from its formation in early 2003 to 2012 and Chairman of GroupM until April 2018. Mr. Gotlieb has served on the board of directors of Invidi, a media solutions company, since October 2007, and on the advisory board of Harland Clarke, a payment solutions company, from January 2014 to December 2018. Mr. Gotlieb brings over 40 years of industry experience to the Board and is the first media agency executive inducted into both the American Advertising Federation Hall of Fame and the Broadcasting & Cable Hall of Fame.

Jacques Kerrest has served as a director since June 2017. Mr. Kerrest served as Executive Vice President and CFO of Intelsat S.A., a communications satellite services provider, from February 2016 to June 2019. Prior to his appointment at Intelsat, he held executive-level roles at numerous leading technology and communications companies, including ActivIdentity Corporation, Virgin Media Inc., Harte-Hanks Corporation and Chancellor Broadcasting Company. Previously, Mr. Kerrest served on the boards of directors of several public companies. Mr. Kerrest received his Master of Science Degree from Faculté des Sciences Économiques in Paris, France, and an M.B.A. from Institut D’Etudes Politiques De Paris in Paris, France as well as the Thunderbird School of Global Management in Glendale, Arizona. Mr. Kerrest’s deep financial expertise and background enable him to bring valuable perspective to our Board.

Kathleen Love has served as a director since April 2019. Ms. Love is currently the Chief Executive Officer of Motherwell Resources LLC, a company devoted to management consulting and executive coaching, which she founded in 2013. Prior to founding Motherwell, Ms. Love served as the President and Chief Executive Officer of GFK MRI (formerly Mediamark Research), a media research company, from 2000 to 2013. Prior to joining MRI, Ms. Love held executive positions at The New York Times, EMAP Publishing and The Magazine Publishers of America. She has been an adjunct or guest instructor at Rutgers University, Brooklyn College and Queens College. Ms. Love holds a B.A. degree from Douglass College, Rutgers – The State University, an M.A. from Michigan State University and an M.Phil. from The Graduate Center, C.U.N.Y. She has advanced to candidacy for a Ph.D. in psychology. Ms. Love brings over 30 years of industry experience in media and marketing research, strategic planning and business development to our Board.

John Martin has served as a director since May 2019. Mr. Martin was the Chairman and CEO of Turner Broadcasting System, Inc., a media and entertainment company, from January 2014 through June 2018. At Turner Broadcasting, Mr. Martin oversaw a portfolio of networks including CNN, TBS, TNT, Cartoon Network, Adult Swim and Turner Sports. Prior to Turner Broadcasting, Mr. Martin was the Chief Financial and Administrative Officer of Time Warner, Inc. for six years. Mr. Martin holds an M.B.A. from Columbia University and a B.S. from the Wharton School of Business. Mr. Martin brings substantial industry experience and financial expertise to our Board.

Involvement in Certain Legal Proceedings

As described above, Mr. Kerrest previously served as an executive officer of Intelsat S.A. from February 2016 to June 2019. In May 2020, Intelsat filed a voluntary petition for relief under Chapter  11 of the U.S. Bankruptcy Code in order to facilitate a financial restructuring.

Board Structure and Leadership

Our Board is currently composed of six directors, with one vacancy, and is divided into three classes (Class I, Class II and Class III) with staggered three-year terms. At the 2020 Annual Meeting, our stockholders will elect two Class I directors to serve for terms expiring at our 2023 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified.

Our governance framework provides the Board with flexibility to select the appropriate Board leadership structure for the company. In making leadership structure determinations, our Board considers many factors, including the specific needs of the company and what is in the best interests of our stockholders. While the Board does not currently have a formal policy on whether the role of the Chief Executive Officer and Chairman of the Board should be separate, since 2016 the Board has elected its Chairman from among the independent directors. Moreover, our Corporate Governance Guidelines provide that if the positions of Chief Executive Officer and Chairman are ever combined, or if the Chairman is not an independent director, the independent members of the Board will select an independent director to serve as Lead Independent Director.

Mr. Rosenthal, an independent director, currently serves as Chairman of the Board. We believe this structure is appropriate for the company at this time, based on the current composition of our Board and management team and recent changes in the business.

Standing Committees of the Board of Directors

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. The Board has determined that all standing committee members are independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market (“Nasdaq”), and the rules and regulations of the SEC, as applicable. Each standing committee operates under a written charter approved by the Board, each of which is available under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com. Our Board has delegated various responsibilities and authority to its committees as generally described below.

Audit Committee. We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s responsibilities include appointing and overseeing the work of our independent auditors, reviewing the adequacy and effectiveness of our system of internal controls, reviewing and discussing with management and the independent auditors the company’s annual audited financial statements and quarterly unaudited financial statements, and overseeing the company’s legal and regulatory compliance programs. Among other things, the Audit Committee is charged with setting the overall corporate tone for quality financial reporting, sound business risk practices and ethical behavior.

The Board has determined that Jacques Kerrest, Kathleen Love and Brent Rosenthal are “audit committee financial experts” as defined under SEC rules. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification. We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations. Our Audit Committee met 12 times (including telephonic meetings, but not including actions by written consent) during 2019. The Audit Committee is currently composed of Jacques Kerrest (Chair), Kathleen Love and Brent Rosenthal.

Compensation Committee. The Compensation Committee’s responsibilities include reviewing and approving or recommending to our Board the compensation of our executive officers and non-employee directors, administering our incentive compensation and equity compensation plans, and reviewing and making recommendations to the Board regarding compensation-related policies and procedures. The Compensation Committee may form and delegate authority to subcommittees when appropriate, including in connection with the allocation of equity awards (subject to conditions and limitations established by the Compensation Committee). We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations. Our Compensation Committee met 19 times (including telephonic meetings, but not including actions by written consent) during 2019. The Compensation Committee is currently composed of Kathleen Love (Chair), John Martin and Brent Rosenthal.

Nominating and Governance Committee. The Nominating and Governance Committee’s responsibilities include evaluating the composition and size of our Board, identifying and recommending candidates for Board membership, overseeing annual Board and committee evaluations, recommending to the Board a management succession plan, and reviewing and overseeing our corporate governance policies and procedures. We believe that the composition and functioning of our Nominating and Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations. Our Nominating and Governance Committee met six times (including telephonic meetings, but not including actions by written consent) during 2019. The Nominating and Governance Committee is currently composed of Brent Rosenthal (Chair), Kathleen Love and John Martin.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our company’s risks. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Audit Committee oversees management of financial, regulatory, security and compliance risks, including quarterly reports from our Chief Compliance Officer. Our Compensation Committee is responsible for overseeing management of risks relating to our executive compensation plans and arrangements. Our Nominating and Governance Committee evaluates risks associated with the independence and composition of our Board, our governance practices and management succession. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed about such risks through committee reports, attendance at committee meetings and otherwise.

Board of Directors and Committee Meeting Attendance

Our Board met 29 times (including telephonic meetings, but not including actions by written consent) during 2019. Each of our current directors attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during the period in 2019 for which he or she was a director and (ii) the total number of meetings held by all committees of the Board on which such individual served during the period in 2019 for which he or she served as a committee member.

The independent and non-management members of our Board regularly meet in executive session without management present.

Annual Meeting Attendance

Directors are expected to attend our annual meeting of stockholders absent extraordinary circumstances. All of our current directors attended our 2019 annual meeting of stockholders.

Director Nomination Process and Qualifications

Our Nominating and Governance Committee identifies director nominees by first reviewing the appropriate skills, qualifications and experience required of directors, as well as the composition of the Board as a whole. While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the committee’s assessment includes factors such as judgment, integrity, business acumen, leadership, experience with companies of comparable size or industry, the interplay of a candidate’s experience with the experience of other directors (which may include experience with operating management, public company governance, financing, strategy and marketing), the extent to which a candidate would be a desirable addition to the Board and any committees of the Board, a candidate’s commitment to promoting the long-term interests of our stockholders, his or her ability to devote adequate time to Board responsibilities, director independence and other attributes relevant to satisfying SEC and Nasdaq requirements, and any other factors that the Nominating and Governance Committee deems relevant to the needs of the Board.

In December 2019, our Board adopted a policy to promote diversity among the members nominated for election to the Board. The Board believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning Board, and diversity (based on factors commonly associated with diversity such as race, ethnicity, nationality, gender identity and expression, sexual orientation, religion and disability, as well as on broader principles such as diversity of perspective and experience) is one of the elements the Nominating and Governance Committee considers when identifying and evaluating the composition of the Board. Pursuant to the Board diversity policy, when conducting a director candidate search or otherwise identifying potential director candidates to fill one or more vacancies or newly created directorships on the Board, the Nominating and Governance Committee has committed to include among the individuals it identifies as potential candidates at least one diverse candidate. The Nominating and Governance Committee will review the Board diversity policy annually, which will include an assessment of the effectiveness of the policy.

Within the framework described above, the Nominating and Governance Committee evaluates the current members of our Board who are willing to continue in service. Current members with skills and experience that are important to our business and who are willing to continue in service are considered for nomination. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or Board decides not to nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee or, where appropriate, considers whether to reduce the size of the Board. Current members of the Board and senior management are then asked for their recommendations. We have also engaged third-party search firms from time to time to identify and evaluate potential nominees.

The Nominating and Governance Committee also considers nominees recommended by stockholders, and any such recommendations should be forwarded to our Corporate Secretary in writing at our executive offices as identified in this proxy statement. In accordance with our bylaws, such recommendations should include the following information:

•	the name, age, business address and residence address of the proposed candidate;

•	the principal occupation or employment of the proposed candidate;

•	the class and number of shares of our stock (or other rights with respect to our stock) that the proposed candidate beneficially owns;

•	a completed questionnaire (in a form provided by our Corporate Secretary upon written request) with respect to the identity, background and qualifications of the proposed candidate;

•

a description of all arrangements or understandings between the stockholder making the recommendations and each director nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

•

any other information relating to such director candidate that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act (including without limitation such nominee’s written consent to being named in any proxy statement as a nominee and to serve as a director if elected).

Director and Director Nominee Independence

The Board has determined that each of Jacques Kerrest, Kathleen Love, John Martin and Brent Rosenthal is independent under the rules of the SEC and Nasdaq listing standards. The Board previously determined that each of Joanne Bradford, Michelle McKenna, Robert Norman and Paul Reilly was independent under the rules of the SEC and Nasdaq listing standards during his or her service as a director in 2019, and Dale Fuller was independent under the rules of the SEC and Nasdaq listing standards during his service as a director in 2019 prior to his appointment as Interim Chief Executive Officer. Therefore, each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee during 2019 was, and each current member is, independent in accordance with those rules and standards during the time that he or she served. In addition, our Board was composed of a majority of independent directors at all times during 2019 and continues to be so composed. In determining the independence of our directors, our Board considered all transactions in which we and any director had any interest, including those involving payments made by us to companies in the ordinary course of business where any of our directors or their immediate family members serve on the board of directors or in management or advisory roles (Fuller, Kerrest, McKenna and Norman), current and prior employment relationships of the directors or their immediate family members (Fuller and Love), and compensation for service in Board leadership roles (Rosenthal).

Compensation Committee Interlocks and Insider Participation

Independent directors Joanne Bradford, Jacques Kerrest, Kathleen Love, John Martin, Michelle McKenna, Robert Norman and Paul Reilly served as members of the Compensation Committee at various times during 2019. No person who served as a member of the Compensation Committee during 2019 was an officer or employee of our company during such year or a prior year. Moreover, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or Compensation Committee during 2019.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the company, including our principal executive officer, principal financial officer and principal accounting officer or controller, and persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com. To the extent permissible under Nasdaq rules, we intend to disclose any amendments to our Code of Business Conduct and Ethics or waivers thereto that apply to our principal executive officer, principal financial officer or principal accounting officer or controller by posting such information on the same website.

Reporting and Non-Retaliation Policy

Our Board has adopted a reporting and non-retaliation policy to encourage employees and others to disclose wrongdoing or suspected wrongdoing that could adversely impact the company, our reputation, or our stockholders, customers, employees or other stakeholders, and to set forth the procedures by which reports should be made, investigated and addressed.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines that set forth key principles to guide its actions, including:

•	the Board’s commitment to appropriate diversity among the candidates nominated for election to the Board;

•

limits on outside boards, including that directors who are executive officers of the company may serve on the board of directors of no more than two public companies, including our Board, and non-management directors should not serve on more than four public company boards, including our Board;

•	a requirement that a substantial majority of the members of our Board must be independent;

•	a commitment to appointing a Lead Independent Director should the roles of Chairman and Chief Executive Officer ever be combined; and

•	a commitment to an annual review of the performance of the Board and its committees.

Director Resignation Policy

Our Board has adopted a director resignation policy, which provides that any nominee for director who receives a majority of “withhold” votes in an uncontested election of directors is expected to tender his or her resignation promptly following the certification of the election results. In such event, the Nominating and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the resignation. The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The company will promptly disclose the Board’s decision (and, if the Board rejects the resignation, the Board’s reasons for doing so).

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the interests of our directors and executive officers with those of our stockholders. These guidelines are described under “Executive Compensation - Compensation Discussion and Analysis – Other Compensation Policies” below.

Clawback Policy

Our Board has adopted a clawback policy that provides for recovery of executive compensation in the event of an accounting restatement, fraud or error. This policy is described under “Executive Compensation - Compensation Discussion and Analysis – Other Compensation Policies” below.

Anti-Hedging and Pledging Policy

Our Board has adopted an anti-hedging and pledging policy, which prohibits directors, executive officers, their family members and entities that they control from hedging and pledging Comscore securities. This policy is described under “Executive Compensation - Compensation Discussion and Analysis – Other Compensation Policies” below.

Political Activity Policy

Our Board has adopted a political activity policy that gives the Nominating and Governance Committee oversight over any lobbying and political activities conducted by our company. The policy states that such activities will be conducted for the purpose of promoting the commercial interests of the company as a whole, be in furtherance of the interests of our stockholders, and be in compliance with applicable laws, rules and regulations. The policy further provides that employees may not make or commit to make political contributions on behalf of the company, and we will not reimburse or otherwise compensate an employee for his or her personal political contributions.

DIRECTOR COMPENSATION

Cash Retainers

During 2019, our non-employee directors other than Mr. Gotlieb were eligible to receive an annual cash retainer of $30,000 for their service on the Board. Our Board Chairman, Mr. Rosenthal, received an additional cash retainer of $120,000 for such position in 2019. Non-employee directors were also eligible to receive annual cash retainers for their service on Board committees in 2019, as set forth below. Cash retainers were paid quarterly in arrears and were prorated for directors who joined or left the Board or relevant committees during the year.

Committee	Chair	Other Members
Audit	$50,000	$25,000
Compensation	15,000	5,000
Nominating and Governance	10,000	4,000
Special (1)	25,000	20,000
Finance (2)	N/A	20,000

(1)	The Special Committee was disbanded on April 1, 2019.

(2)

Finance Committee members (other than the committee chair) also received $3,000 in meeting fees in 2019, reflecting a fee of $1,000 for each committee meeting held in 2019, excluding (i) meetings held in conjunction with a regularly scheduled Board meeting and (ii) the first committee meeting held outside of a regularly scheduled Board meeting.

Effective January 1, 2020, the Board temporarily increased the compensation of our Board Chairman in connection with his role as the independent Board representative working with management on our strategic review process. In consideration of the significant increase in responsibilities, heightened oversight and extraordinary time commitment required for this role: (i) the annual cash retainer for such position was increased to $360,000, and (ii) our Chairman earned a temporary cash stipend of $180,000 per month for the first quarter of 2020. A portion of the annual retainer ($120,000) is paid quarterly in arrears. The balance of the retainer, as well as the entire monthly stipend, is deferred until the earlier of the Chairman’s separation from service or a change in control of the company. Effective April 1, 2020, the monthly stipend was discontinued.

Equity Compensation

For the 2019-2020 director compensation term, which began on July 1, 2019, our non-employee directors other than Mr. Gotlieb were eligible to receive a number of restricted stock units equal to $250,000 divided by the closing market price of our Common Stock on the date of grant. However, in light of declines in our stock price, our directors elected to reduce their compensation and use the closing market price of our Common Stock on the original date of approval, rather than the date of grant, to determine the number of restricted stock units to award. This election resulted in a 48% reduction in the number of shares otherwise due to each director for the 2019-2020 term. These restricted stock units will vest in full on the earliest of (i) June 30, 2020, (ii) the date of our 2020 annual meeting of stockholders, or (iii) the date of a change in control of the company, subject to continued service through the applicable vesting date. Vested units will be deferred and delivered in shares of Common Stock upon the earlier of a director’s separation from service or a change in control of the company.

In 2019, Ms. Bradford and Ms. Love also received restricted stock unit awards (prorated based on their service dates) as compensation for their service during the 2018-2019 director term. These restricted stock units vested in full on June 10, 2019 (the date of our 2019 annual meeting of stockholders) and will be delivered in shares of Common Stock upon the earlier of the director’s separation from service or a change in control of the company.

As compensation for his service as chairman of our Finance Committee in 2019, Mr. Martin received a special award of restricted stock units equal to $100,000 divided by the closing market price of our Common Stock on the date of grant. These restricted stock units vested in full on May 23, 2020 (the first anniversary of the date of grant) and will be delivered in shares of Common Stock upon the earlier of Mr. Martin’s separation from service or a change in control of the company.

Finally, as an inducement for Mr. Gotlieb to join our Board in 2019, in recognition of his extensive industry experience and expected contributions to the company, and in order to further align his interests with those of our stockholders, Mr. Gotlieb received a special award of restricted stock units equal to $900,000 divided by the closing market price of our Common Stock on the date of grant. These restricted stock units vested in full on April 1, 2020 (the first anniversary of Mr. Gotlieb’s appointment) and will be delivered in shares of Common Stock upon the earlier of Mr. Gotlieb’s separation from service or a change in control of the company. Mr. Gotlieb was not eligible for any other compensation for his service on the Board in 2019.

Other Compensation

Ms. McKenna resigned from the Board for health reasons on March 7, 2019, at which time her outstanding restricted stock units (awarded for her service during the 2018-2019 director term) were accelerated.

Mr. Norman resigned from the Board on May 22, 2019, at which time he transitioned to a strategic consultant to the Board and the company. Mr. Norman’s outstanding restricted stock units (awarded for his service during the 2018-2019 director term) were modified to allow for continued vesting during his consulting term. Mr. Norman also received a one-time award of 34,852 restricted stock units as compensation for his service as a consultant, which restricted stock units vested in full on May 22, 2020.

2019 Compensation

The following table sets forth summary information concerning compensation for the non-employee members of our Board in 2019. Mr. Fuller’s compensation for his service as a non-employee director prior to and following his term as our Interim Chief Executive Officer is included under “Executive Compensation - Compensation Tables – 2019 Summary Compensation Table.” Mr. Livek and Mr. Wiener did not receive any compensation for their service as directors in 2019. We reimbursed all of our directors for reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Such expense reimbursements are not included as a component of compensation in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		All Other Compensation ($)	Total ($)
Joanne Bradford (2)	48,179	192,458	(3)	—	240,637
Irwin Gotlieb (4)	—	899,995	(5)	—	899,995
Jacques Kerrest	93,088	129,954	(6)	—	223,042
Kathleen Love (7)	36,750	192,458	(8)	—	229,208
John Martin (9)	19,886	229,956	(10)	—	249,842
Michelle McKenna (11)	11,733	263,679	(12)	—	275,412
Robert Norman (13)	15,321	305,391	(14)	—	320,712
Paul Reilly (15)	48,682	129,954	(16)	—	178,636
Brent Rosenthal	201,256	129,954	(17)	—	331,210

(1)

Amounts reflected in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The amounts reported in this column for Ms. McKenna and Mr. Norman also include incremental fair value related to modifications of restricted stock unit awards in 2019, as discussed above.

(2)	Ms. Bradford joined the Board on April 1, 2019 and left the Board on April 30, 2020.

(3)

Amount reflects (a) a restricted stock unit grant for the 2018-2019 term (prorated at grant based on service inception date) with a grant date fair value of $62,504, awarded May 22, 2019, and (b) a restricted stock unit grant for the 2019-2020 term with a grant date fair value of $129,954, awarded July 1, 2019. As of December 31, 2019, Ms. Bradford held unvested restricted stock units with respect to 24,155 shares of our Common Stock.

(4)	Mr. Gotlieb joined the Board on April 1, 2019.

(5)

Amount reflects a special restricted stock unit grant with a grant date fair value of $899,995, awarded May 22, 2019. As of December 31, 2019, Mr. Gotlieb held unvested restricted stock units with respect to 86,956 shares of our Common Stock.

(6)

Amount reflects a restricted stock unit grant for the 2019-2020 term with a grant date fair value of $129,954, awarded July 1, 2019. As of December 31, 2019, Mr. Kerrest held unvested restricted stock units with respect to 24,155 shares of our Common Stock.

(7)	Ms. Love joined the Board on April 1, 2019.

(8)

Amount reflects (a) a restricted stock unit grant for the 2018-2019 term (prorated at grant based on service inception date) with a grant date fair value of $62,504, awarded May 22, 2019, and (b) a restricted stock unit grant for the 2019-2020 term with a grant date fair value of $129,954, awarded July 1, 2019. As of December 31, 2019, Ms. Love held unvested restricted stock units with respect to 24,155 shares of our Common Stock.

(9)	Mr. Martin joined the Board on May 22, 2019.

(10)

Amount reflects (a) a special restricted stock unit grant for service as Finance Committee chairman with a grant date fair value of $100,002, awarded May 23, 2019, and (b) a restricted stock unit grant for the 2019-2020 term with a grant date fair value of $129,954, awarded July 1, 2019. As of December 31, 2019, Mr. Martin held unvested restricted stock units with respect to 33,817 shares of our Common Stock.

(11)	Ms. McKenna left the Board on March 7, 2019.

(12)

Amount reflects the incremental fair value related to an acceleration of Ms. McKenna’s outstanding restricted stock units on March 7, 2019. As of December 31, 2019, Ms. McKenna did not hold any outstanding awards with respect to our Common Stock.

(13)	Mr. Norman left the Board and transitioned to the role of a strategic consultant on May 22, 2019.

(14)

Amount reflects (a) incremental fair value of $117,887 related to a modification of Mr. Norman’s outstanding restricted stock units on May 22, 2019, and (b) a restricted stock unit grant for Mr. Norman’s service as a consultant with a grant date fair value of $187,504, awarded July 1, 2019. As of December 31, 2019, Mr. Norman held unvested restricted stock units with respect to 34,852 shares of our Common Stock.

(15)	Mr. Reilly left the Board on August 12, 2019.

(16)

Amount reflects a restricted stock unit grant for the 2019-2020 term with a grant date fair value of $129,954, awarded July 1, 2019. This award was forfeited when Mr. Reilly left the Board. As of December 31, 2019, Mr. Reilly did not hold any outstanding awards with respect to our Common Stock.

(17)

Amount reflects a restricted stock unit grant for the 2019-2020 term with a grant date fair value of $129,954, awarded July 1, 2019. As of December 31, 2019, Mr. Rosenthal held unvested restricted stock units with respect to 24,155 shares of our Common Stock and exercisable options with respect to 86,974 shares of our Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation philosophy, the elements of our executive compensation program, and the factors that were considered in the compensation actions and decisions for our named executive officers during 2019. Although this CD&A focuses on our executive compensation program during the last fiscal year, it also describes compensation actions taken before or after 2019 to the extent such discussion enhances an understanding of our executive compensation disclosure. This CD&A should be read together with the compensation tables and related disclosures set forth elsewhere in this filing.

Named Executive Officers

Our named executive officers for the year ended December 31, 2019 were:

•	William Livek, our Chief Executive Officer and Executive Vice Chairman (effective November 4, 2019);

•	Dale Fuller, our former Interim Chief Executive Officer (effective March 31, 2019 until November 4, 2019);

•	Bryan Wiener, our former Chief Executive Officer (until March 31, 2019);

•	Gregory Fink, our Chief Financial Officer;

•	Carol DiBattiste, our Chief Legal and Compliance Officer;

•	Christopher Wilson, our Chief Commercial Officer (effective April 17, 2019);

•	Sarah Hofstetter, our former President (until March 31, 2019); and

•	Kathryn Bachmann, our former Chief Operating Officer (effective April 17, 2019 until May 29, 2019).

Overview

In 2019, our Compensation Committee was guided by certain core compensation principles, including aligning executive officers’ interests with those of our stockholders, promoting achievement of strategic objectives, and maintaining a strong corporate culture. At the same time, our 2019 compensation decisions were significantly impacted by changes in our executive team and operations, as described below. Our decisions were also impacted by declines in our stock price, which diminished the effectiveness of our equity awards as a means to recruit and retain key personnel. These factors led to a more individualized, situational approach to executive compensation in 2019, with decisions driven more by specific hiring and retention needs than by a programmatic review of compensation for the year. Since the appointment of our new Chief Executive Officer in late 2019, our Compensation Committee has taken steps to return to a more normalized compensation cadence for the company.

Senior Executive Changes in 2019

On March 31, 2019, Bryan Wiener resigned as our Chief Executive Officer and Sarah Hofstetter resigned as our President, effective immediately. On the same date, Dale Fuller (then a member of our Board of Directors) was appointed as our Interim Chief Executive Officer.

On April 12, 2019, Christopher Wilson (formerly our Chief Revenue Officer and a consultant to the company) was appointed as our Chief Commercial Officer, and Kathryn Bachmann was appointed as our Chief Operating Officer, effective April 17, 2019. Ms. Bachmann resigned as our Chief Operating Officer on May 29, 2019.

On November 4, 2019, William Livek (then a special advisor and Vice Chairman of our Board of Directors) was appointed as our Chief Executive Officer and Executive Vice Chairman, effective immediately. Upon Mr. Livek’s appointment, Mr. Fuller resumed his role as a non-employee director.

Compensation Committee Composition

During 2019, the following members of our Board of Directors served on the Compensation Committee:

•	Michelle McKenna (until March 7, 2019);

•	Robert Norman (until May 22, 2019);

•	Paul Reilly (until August 12, 2019);

•	Jacques Kerrest (from March 9, 2019 to March 31, 2019);

•	Joanne Bradford (from April 1, 2019 to April 30, 2020);

•	Kathleen Love (from April 1, 2019 to present); and

•	John Martin (from September 6, 2019 to present).

As of the date of this filing, the Compensation Committee is composed of Kathleen Love (Chair), John Martin and Brent Rosenthal.

Our Executive Compensation Philosophy

Historically, our Compensation Committee has been guided by the following goals and principles in establishing compensation arrangements for our executive officers:

Align Stockholder Interests. To further align our executive officers’ interests with those of our stockholders, the Compensation Committee believes that compensation arrangements should be tied to long-term value creation for our stockholders.

Promote Achievement of Company Objectives. The Compensation Committee believes that executive compensation should promote the achievement of our financial, strategic and operational goals.

Reward Superior Performance. The Compensation Committee believes that total compensation for executive officers should be both competitive and tied to pre-established objectives. Performance exceeding target levels should be appropriately rewarded, just as performance below target should result in lower compensation.

Attract and Retain Top Talent. The Compensation Committee believes that compensation arrangements should be sufficient to allow us to attract, retain and motivate executive officers with the skills and talent needed to manage our business successfully.

Prioritize Tone at the Top. Ensuring that our executive officers prioritize and maintain a strong, ethical corporate culture and appropriate tone at the top is an additional principle that guides our Compensation Committee’s actions and decisions.

Finally, our compensation programs are intended to be consistent with corporate governance best practices. This is demonstrated by our:

•	stock ownership guidelines for directors and executive officers;

•	compensation recovery (clawback) policy and provisions;

•	anti-hedging and pledging policy;

•	insider trading policy and preclearance requirements;

•	consideration of market data, input from stockholders and critiques from stockholder advisory firms;

•	independent Compensation Committee oversight;

•	engagement of an outside compensation consultant;

•	no automatic increases in executive salaries or lock-step changes in compensation based on peer group levels or metrics;

•	limited perquisites; and

•	no repricing or buyout of underwater stock options without stockholder approval.

Compensation-Setting Process

Guided by our compensation philosophy, our Compensation Committee generally seeks to provide total compensation packages that are fair, reasonable and consistent with competitive practice. Overall, we seek to maintain a performance-oriented culture with compensation opportunities that reward our executive officers when we achieve or exceed our goals, while putting a significant portion of their target compensation at risk in the event of underperformance.

In 2019, our compensation-setting process was also influenced by the extraordinary circumstances we faced. In addition to the leadership transitions described above, we implemented significant operational changes during 2019, including multiple workforce reductions, lease and contract terminations, and other cost-reduction initiatives. Due to these changes, we did not pre-establish targets for the financial measures historically used in our incentive compensation programs. We also experienced declines in our stock price, which reduced the value of outstanding equity awards held by our executive officers, increased the number of shares required to deliver the same compensation value, and thus limited our ability to grant new awards that would serve as meaningful incentives. These challenges led our Compensation Committee to suspend our long-term incentive compensation program in 2019, with no new equity awards granted to our continuing executive officers during the year. The Compensation Committee also awarded annual bonuses based on a qualitative assessment of strategic accomplishments, including the initiatives described above, rather than financial targets. At the same time, the Compensation Committee sought to maintain alignment between the interests of our executive officers and our stockholders, including by linking a substantial portion of target compensation for our new executive officers (including our new Chief Executive Officer) to performance, including sustained improvement in our stock price.

Role of Compensation Committee

The members of our Compensation Committee are appointed by our Board of Directors to oversee our executive compensation program. At all times during 2019, the Compensation Committee was composed entirely of directors who were “non-employee directors” for purposes of Securities Exchange Act Rule 16b-3 and “independent directors” under Nasdaq listing standards.

Pursuant to its charter, the Compensation Committee approves, oversees and interprets our executive compensation program and related policies and practices, including our equity incentive program and other compensation and benefits programs. The Compensation Committee is also responsible for establishing the compensation packages of our executive officers and ensuring that our executive compensation program is consistent with our compensation philosophy and corporate governance policies.

Generally, the Compensation Committee takes the following actions in the discharge of its responsibilities:

•	reviews the corporate goals and objectives of, and performance of and total compensation earned by or awarded to, our Chief Executive Officer, independent of input from our Chief Executive Officer;

•

examines the performance of our other executive officers with assistance from our Chief Executive Officer and approves total compensation packages for them that it believes to be appropriate and consistent with those generally found in the marketplace for executives in comparable positions;

•	regularly holds executive sessions without management present; and

•

engages a compensation consultant to review our compensation policies and practices, provide analysis of the competitive market, and make recommendations regarding the elements of our compensation packages.

As part of its decision-making process, the Compensation Committee periodically evaluates comparative compensation data from similarly situated companies. Historically, the Compensation Committee has determined the target total direct compensation opportunities for executive officers after considering the following factors, among others:

•	the scope and nature of the executive officer’s responsibilities;

•	how much the executive officer might otherwise command in the employment marketplace;

•	how much we would be willing to pay to retain the executive officer;

•	how much we would expect to pay in the marketplace to replace the executive officer;

•	past performance, as well as the strategic value of the executive officer’s future contributions; and

•	internal parity within the executive team.

The Compensation Committee also considers the recommendations of our Chief Executive Officer, who periodically reviews the performance, roles and responsibilities of our other executive officers and proposes adjustments to their compensation based on this review. The Chief Executive Officer does not participate in Compensation Committee discussions or make recommendations with respect to his own compensation. By evaluating comparative compensation data in light of the foregoing factors, the Compensation Committee seeks to tailor its compensation decisions to the specific needs and responsibilities of the particular position, and the unique qualifications of the individual executive officer.

Role of Compensation Consultant

The Compensation Committee is authorized to retain the services of one or more compensation advisors from time to time, as it determines in its discretion, in connection with the discharge of its responsibilities. The Compensation Committee retained the services of Meridian Capital Partners, LLC (“Meridian”), a national compensation consulting firm, for this purpose during 2019. Meridian serves at the discretion of and reports directly to the Compensation Committee. Meridian did not provide any services to us or our management in 2019 other than those provided to the Compensation Committee as described below.

In 2019, Meridian assisted the Compensation Committee by providing the following services:

•	reviewing our compensation peer group;

•	evaluating equity plan modeling, value delivery and share usage;

•	analyzing compensation arrangements for new executive officers and departing executive officers;

•	assisting with the valuation of market-based equity awards;

•	reviewing our change in control and severance agreements with executive officers; and

•	analyzing market data and other considerations related to compensation of our independent chairman.

The Compensation Committee considered all relevant factors relating to the independence of Meridian, including but not limited to applicable SEC rules and Nasdaq listing standards on compensation consultant independence, and concluded that the work performed by Meridian did not raise any conflict of interest in 2019.

Competitive Market Data

In order to attract and retain strong management talent, we believe we must provide a total compensation package that is competitive relative to our peers. For this purpose, we consider the practices of specific companies that we have identified as our peers. These companies are selected periodically by our Compensation Committee on the basis of industry, similar business models and comparable financials (including revenue and market capitalization). The peer companies used in 2019 were as follows, reflecting a shift from software companies to advertising and media companies. At the time the Compensation Committee selected this peer group in July 2019, our revenue approximated the median and our market capitalization approximated the 20th percentile of the peer group.

8x8, Inc.	InnerWorkings
Cardlytics	LogMeIn
Cloudera	MDC Partners
ExlService Holdings	MicroStrategy
Fluent	Resources Connection
Forrester Research	SVMK Inc.
Huron Consulting Group	TechTarget
Information Services Group	Varonis Systems

Using data collected from these companies, Meridian provided analyses of our severance and change-in-control arrangements for executive officers against the competitive market. Our Compensation Committee also used data from these companies in its evaluation of our director compensation program. For additional context in its review of our severance and change-in-control arrangements, Meridian also considered survey data from the broader market.

Stockholder Advisory Vote on Executive Compensation

We conducted a non-binding stockholder advisory vote on the compensation of our named executive officers (known as a say-on-pay vote) for the year ended December 31, 2018 at the last annual meeting of stockholders that we held, which was in June 2019. Our stockholders expressed strong support for the 2018 compensation of our named executive officers, with more than 99% of the votes cast for approval of the proposal. Our Compensation Committee considered the results of the say-on-pay vote and other feedback from our stockholders, as well as critiques from stockholder advisory firms, in designing our compensation programs for 2019, particularly for new executive officers. Based on this input, the Compensation Committee did not implement significant changes to our executive compensation program design for 2019, other than the situational decisions described elsewhere in this CD&A.

Executive Compensation Elements

Our executive compensation program has historically consisted of three primary elements: base salary, annual incentive compensation and long-term incentive compensation. We also offer health and welfare benefits and certain separation-related benefits. Although we do not have a formal policy for allocating executive compensation among the primary compensation elements, our Compensation Committee seeks to provide compensation opportunities that are consistent with our philosophy described above.

To this end, base salary decisions in 2019 were guided primarily by our objective of attracting and retaining top executive talent. As in prior years, we used base salary to recognize the experience, skills, knowledge and responsibilities required of our executive officers.

As described above, we temporarily replaced our formulaic annual incentive compensation program for executive officers in 2019 with awards based on achievement of strategic objectives. This change was intended to reward performance while recognizing the efforts of our executive team to maintain normal business operations during a period of great change for the company. For 2020, our Compensation Committee has returned to a more traditional annual incentive compensation structure.

Finally, as described above, our Compensation Committee suspended our long-term incentive program for continuing executive officers in 2019. For our new executive officers, the Compensation Committee designed equity award opportunities to be aligned with value creation for our stockholders.

Executive Compensation Actions and Decisions for 2019

Our Compensation Committee did not undertake its regular annual review of our executive compensation program and each executive officer’s compensation during 2019. Instead, compensation decisions were made on a case-by-case basis, taking into account the situation that confronted the company at the time that we needed to appoint a new executive officer, address the circumstances relating to a departing executive officer, or respond to the incentive and retention challenges that were presented for continuing executive officers. These decisions are described below.

Chief Executive Officer Transition (March 2019)

On March 31, 2019, Mr. Wiener resigned as our Chief Executive Officer. In connection with his resignation, the company and Mr. Wiener entered into a Separation Agreement pursuant to which he received:

•

cash severance equal to the sum of one year of base salary and one year of target annual incentive opportunity, half of which was paid in installments in 2019 and the other half of which was paid in a lump sum in March 2020, subject to certain mitigation and forfeiture provisions;

•

a target bonus for 2019 of $65,000, subject to achievement of applicable performance goals and representing a portion of his annual incentive opportunity for service through March 31, 2019 (see “Executive Compensation – Compensation Discussion and Analysis – Executive Compensation Actions and Decisions for 2019 – Annual Bonuses” below for payment information);

•	reimbursement of the cost of continuation healthcare coverage for up to 18 months;

•	reimbursement of certain legal expenses;

•	accelerated vesting of 61,335 outstanding restricted stock units, representing his sign-on award and a portion of his 2018 long-term incentive award; and

•

satisfaction of the service requirement with respect to 36,347 outstanding performance-based restricted stock units, which will remain eligible to be earned subject to achievement of the applicable performance goals.

Under his Separation Agreement, Mr. Wiener agreed to a comprehensive release of claims and reaffirmed his commitment to be bound by restrictive covenants regarding confidential information, non-disparagement, non-competition and non-solicitation. Additional information regarding amounts paid to Mr. Wiener under his Separation Agreement is set forth under “Executive Compensation – Payments Upon Termination or Change in Control” below.

Upon Mr. Wiener’s resignation, our Board of Directors appointed Mr. Fuller as Interim Chief Executive Officer. The company and Mr. Fuller entered into a letter agreement to memorialize the terms of his interim service, pursuant to which he received:

•	base salary of $25,000 per week;

•	a monthly stipend of $2,000 for temporary living expenses; and

•

a one-time grant at the end of his interim term of a number of deferred shares equal to (a) $25,000 per week of service, divided by (b) the volume-weighted average price for the 10 consecutive trading days immediately preceding the date of grant (see “Executive Compensation – Compensation Discussion and Analysis – Executive Compensation Actions and Decisions for 2019 – Chief Executive Officer Transition (November 2019)” for additional information about this grant).

During his term as Interim Chief Executive Officer, Mr. Fuller did not receive any additional compensation for his service as a member of our Board of Directors; however, the outstanding restricted stock units granted to him as a non-employee director in July 2018 continued to vest.

In negotiating Mr. Fuller’s compensation terms, our Compensation Committee considered the temporary nature of his assignment and the fact that he would not be eligible for annual or long-term incentive compensation opportunities as Interim Chief Executive Officer. The Compensation Committee also considered the need to align Mr. Fuller’s interests with the long-term interests of our stockholders, resulting in the decision to deliver a substantial portion of his total direct compensation in deferred stock.

President Resignation

On March 31, 2019, Ms. Hofstetter resigned as our President. In connection with her resignation, the company and Ms. Hofstetter entered into a Separation Agreement pursuant to which she received:

•	cash severance equal to one year of base salary, which was paid in installments over 12 months, subject to certain mitigation and forfeiture provisions;

•

a target bonus for 2019 of $42,000, subject to achievement of applicable performance goals and representing a portion of her annual incentive opportunity for service through March 31, 2019 (see “Executive Compensation – Compensation Discussion and Analysis – Executive Compensation Actions and Decisions for 2019 – Annual Bonuses” below for payment information);

•	reimbursement of the cost of continuation healthcare coverage for up to 12 months;

•	reimbursement of certain legal expenses;

•	an additional cash payment representing the remainder of her sign-on bonus from 2018;

•	accelerated vesting of 18,417 outstanding restricted stock units, representing a portion of her sign-on award; and

•

satisfaction of the service requirement with respect to 8,524 outstanding performance-based restricted stock units, which will remain eligible to be earned subject to achievement of the applicable performance goals.

Under her Separation Agreement, Ms. Hofstetter agreed to a comprehensive release of claims and reaffirmed her commitment to be bound by restrictive covenants regarding confidential information, non-disparagement, non-competition and non-solicitation. Additional information regarding amounts paid to Ms. Hofstetter under her Separation Agreement is set forth under “Executive Compensation – Payments Upon Termination or Change in Control” below.

Chief Commercial Officer Appointment

Effective April 17, 2019, Mr. Wilson was appointed as our Chief Commercial Officer. Mr. Wilson was rehired as an executive officer following a term as a consultant to the company, during which he received consulting fees of $10,546. Prior to his consulting term, Mr. Wilson served as our Chief Revenue Officer until December 31, 2018.

In connection with his departure as Chief Revenue Officer, Mr. Wilson received cash severance installments totaling $88,636 and reimbursement of continuation healthcare premiums of $9,146 in 2019, which severance installments and continuation coverage ended upon his reemployment. Mr. Wilson’s outstanding equity awards continued to vest during his consulting term and reemployment.

Mr. Wilson’s appointment as Chief Commercial Officer included the following initial compensation terms:

•	an annualized base salary of $375,000;

•	eligibility to participate in our annual incentive compensation program, with a target award of $450,000 for 2019;

•	continued vesting of a retention bonus awarded in 2018;

•

a one-time grant of 41,254 restricted stock units, intended to make Mr. Wilson whole for compensation opportunities lost in 2018, when he did not participate in our long-term incentive compensation program;

•	a one-time grant of options to purchase 150,000 shares of our Common Stock, vesting over four years;

•

a one-time grant of 225,000 performance-based restricted stock units, vesting through May 22, 2029 subject to the achievement of specified stock-price hurdles (ranging from $21.00 to $60.00, equivalent to roughly 200% to 580% of our stock price on the date of grant), which hurdles must be maintained for at least 65 consecutive trading days during the applicable vesting period;

•	reimbursement of up to $38,700 in legal expenses; and

•

a Change of Control and Severance Agreement with the company, the material terms and conditions of which are described under “Executive Compensation – Payments Upon Termination or Change in Control” below.

In evaluating compensation terms for Mr. Wilson, our Compensation Committee considered the importance of linking a substantial portion of Mr. Wilson’s target direct compensation to performance. The Compensation Committee also considered analyses prepared by, and discussions with, its compensation consultant. Finally, as noted above, the Compensation Committee considered compensation opportunities lost by Mr. Wilson in connection with his earlier separation as Chief Revenue Officer.

Chief Operating Officer Term

Effective April 17, 2019, Ms. Bachmann was appointed as our Chief Operating Officer. Ms. Bachmann previously served as a non-executive employee of the company, and she received a one-time grant of 6,779 restricted stock units in February 2019 in connection with her non-executive role. Ms. Bachmann’s compensation terms, including her base salary of $350,000 and annual incentive compensation target of 50% of base salary, did not change in connection with her appointment as Chief Operating Officer.

On May 29, 2019, Ms. Bachmann resigned as our Chief Operating Officer. In connection with her resignation, the company and Ms. Bachmann entered into a Separation Agreement pursuant to which she received cash severance equal to four months of base salary, which was paid in a lump sum in 2019, and reimbursement of the cost of continuation healthcare coverage for up to six months. Under her Separation Agreement, Ms. Bachmann agreed to a comprehensive release of claims and reaffirmed her commitment to be bound by restrictive covenants regarding confidential information, non-competition and non-solicitation. Additional information regarding amounts paid to Ms. Bachmann in connection with her Separation Agreement is set forth under “Executive Compensation – Payments Upon Termination or Change in Control” below.

Chief Financial Officer Special Bonus

On May 6, 2019, our Compensation Committee approved a special retention bonus for Mr. Fink. Under the bonus, Mr. Fink was eligible to receive $500,000 in cash, contingent on his continued employment through December 15, 2019 and payable on the later of March 1, 2020 or the date we filed our Annual Report on Form 10-K for 2019. Mr. Fink was paid the special bonus in March 2020.

Chief Executive Officer Transition (November 2019)

On November 4, 2019, our Board of Directors appointed Mr. Livek as our Chief Executive Officer and Executive Vice Chairman. Mr. Livek previously served as our Vice Chairman since January 2016 and was our President from January 2016 through May 2018, and he served as a special advisor to the company from May 2018 until his appointment as Chief Executive Officer in November 2019. In his role as special advisor, Mr. Livek received an annualized base salary of $443,700 and continued to vest in his outstanding equity awards.

In connection with his appointment as Chief Executive Officer, we and Mr. Livek entered into a letter agreement that included the following compensation terms:

•	an annualized base salary of $650,000;

•	eligibility to participate in our annual incentive compensation program, with a target award equal to 100% of base salary;

•	eligibility to participate in our long-term incentive compensation program;

•	a one-time grant of 175,000 restricted stock units, vesting ratably over three years;

•	a one-time grant of options to purchase 300,000 shares, vesting ratably over three years;

•

a one-time grant of 425,000 performance-based restricted stock units, vesting quarterly through November 4, 2029 subject to the achievement of specified stock-price hurdles (ranging from $5.00 to $10.00, equivalent to roughly 210% to 420% of our stock price on the date of grant), which hurdles must be maintained for at least 65 consecutive trading days during the applicable vesting period; and

•	payment of $200,000 in legal expenses.

Additionally, Mr. Livek is eligible to receive a one-time bonus of at least $1,000,000 (either individually or as part of a larger pool for executive officers or employees) upon the successful completion of a refinance of all or substantially all of our outstanding senior secured convertible notes, generally subject to Mr. Livek’s continued employment through such refinance. Upon the consummation of a qualifying change in control, as defined in the letter agreement, Mr. Livek will receive a one-time bonus of $1,000,000, plus an additional one-time bonus based on specified percentages (ranging from 0.30% to 0.32%) of the gross transaction proceeds resulting from such change in control so long as the change in control results in gross transaction proceeds of at least $500 million. Each bonus payable upon the consummation of a change in control is generally subject to Mr. Livek’s continued employment through the change in control. Finally, Mr. Livek will continue to be eligible to receive the benefits set forth in his Change of Control and Severance Agreement with the company, as described under “Executive Compensation – Payments Upon Termination or Change in Control” below.

In evaluating compensation terms for Mr. Livek, our Compensation Committee considered his 40 years of experience in media and consumer measurement, as well as the strategic value of his past and future contributions to the company. The Compensation Committee also considered input from its compensation consultant, particularly with respect to Mr. Livek’s equity awards and special bonus opportunities. Finally, the Compensation Committee sought to align Mr. Livek’s interests with those of our stockholders, including by linking a substantial portion of his target direct compensation to sustained improvement in our stock price, and another portion to the successful completion of a refinance or qualifying change in control with transaction proceeds significantly exceeding our current market capitalization.

In connection with Mr. Livek’s appointment, Mr. Fuller resigned as our Interim Chief Executive Officer on November 4, 2019. On the same day, our Compensation Committee awarded 354,546 deferred stock units to Mr. Fuller as compensation for his service as Interim Chief Executive Officer, in accordance with the compensation arrangement described under “Executive Compensation – Compensation Discussion and Analysis – Executive Compensation Actions and Decisions for 2019 – Chief Executive Officer Transition (March 2019)” above. The deferred stock units will be delivered to Mr. Fuller in shares upon the earlier of a change in control of the company or six months following his separation from service.

Finally, we entered into a consulting agreement with Mr. Fuller on November 8, 2019, pursuant to which he provided transition services through December 31, 2019 in return for a fee of $50,000.

Chief Commercial Officer Award Modification

In December 2019, our Compensation Committee determined that the performance-based equity award granted to Mr. Wilson in May 2019 no longer provided an appropriate level of incentive or retention value, as the stock-price hurdles set forth in the award as performance conditions exceeded our then-current stock price by up to 1,280%. After considering input from its outside compensation consultant and our Chief Executive Officer, the Compensation Committee modified Mr. Wilson’s award on December 16, 2019, reducing the range of stock-price hurdles from $21.00-$60.00 to $8.00-$15.00. The revised hurdles, which must be maintained for at least 65 consecutive trading days during the applicable vesting period, equated to roughly 170% to 320% of our stock price on the date of modification. The revised hurdles have not yet been achieved.

Annual Bonuses

In February 2020, our Compensation Committee approved cash bonus awards for certain named executive officers as set forth below:

Name	Target Award	Actual Award	Actual Award vs. Target
William Livek	$478,084	$358,563	75%
Bryan Wiener	65,000	48,750	75%
Gregory Fink	292,500	219,375	75%
Carol DiBattiste	308,000	231,000	75%
Christopher Wilson	450,000	337,500	75%
Sarah Hofstetter	42,000	31,500	75%

These bonuses, which replaced annual incentive compensation opportunities for 2019, were intended to reward our continuing executive officers for their achievement of strategic objectives, including strong cost management, achievement of positive adjusted EBITDA1, focus on corporate culture and tone at the top, remediation of internal control weaknesses identified in prior years, and enhancement of corporate compliance, security and privacy programs during a time of transition for the company. For Mr. Wiener and Ms. Hofstetter, bonuses were paid at the same level as continuing employees (75% of target), with the target award reflecting a proration through the date of termination, in accordance with their separation agreements. Mr. Livek’s award was prorated for his base salary adjustment in 2019.

[1]

We define adjusted EBITDA as net income (loss) plus or minus interest, taxes, depreciation, amortization of intangible assets and finance leases, stock-based compensation expense, charges for matters relating to the prior-year Audit Committee investigation (such as litigation and investigation-related costs, costs associated with tax projects, audits, consulting and other professional fees), other legal proceedings specified in our senior secured convertible notes, settlement of certain litigation, restructuring expense, transaction costs related to the issuance of equity securities, non-cash impairment charges, and non-cash changes in the fair value of financing derivatives, warrants liability and investments in equity securities.

Other Compensation Elements

Benefits and Perquisites

We provide the following health and welfare benefits to our executive officers on the same basis as our other U.S. employees:

•	medical and dental insurance;

•	life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) plan with a company matching feature.

We believe these benefits are consistent with those offered by other companies, including those with whom we compete for executive talent.

In general, we do not provide significant perquisites or other personal benefits to our executive officers, and we do not view perquisites and personal benefits as a material element of our executive compensation program. We occasionally provide benefits, however, for retention purposes; to accommodate specific, and usually temporary, circumstances of executives who do not reside near their work locations; or to primarily serve a business purpose that may result in ancillary personal benefit to the executive. Moreover, as described above, we have provided for reimbursement of attorneys’ fees in certain cases, including in connection with the negotiation of employment or separation terms.

Change of Control and Severance Agreements

Our continuing executive officers are parties to agreements that provide for certain payments and benefits to them in the event of a termination of their employment or a change in control of the company. We believe these arrangements are valuable retention tools that are particularly necessary in an industry, such as ours, where there is frequent market consolidation. We recognize that it is possible that we may be subject to a change in control, and that this possibility could result in a sudden departure or distraction of our key executive officers to the detriment of our business. We believe that these arrangements help to encourage and maintain the continued focus and dedication of our executive officers to their assigned duties to maximize stockholder value, notwithstanding the possibility or occurrence of a change in control of the company. We also believe that these arrangements are necessary to attract and retain critical members of management. These arrangements do not contain any tax reimbursement or tax “gross up” provisions for our executive officers.

The material terms and conditions of our executive change of control and severance agreements are discussed under “Executive Compensation – Payments Upon Termination or Change in Control” below.

Other Compensation Policies

Stock Ownership Guidelines

In 2018, our Compensation Committee recommended, and our Board of Directors adopted, stock ownership guidelines to further align the long-term interests of our directors and executive officers with those of our stockholders. Under the guidelines, each director is expected to own shares of Common Stock with a value equal to at least five times the director’s annual cash retainer for service on the Board. For executive officers, the Chief Executive Officer is expected to own shares of Common Stock with a value equal to at least five times his or her annual base salary, and the Chief Financial Officer, Chief Operating Officer and other named executives are expected to own shares of Common Stock with a value equal to at least three times their respective annual base salaries. Equity holdings that qualify toward satisfaction of the guidelines include shares underlying vested stock options (less the value of the aggregate exercise price), restricted stock and restricted stock units, and deferred stock units. Awards subject to performance conditions are not counted until such awards are earned. A director or executive officer has five years from the date of becoming subject to the guidelines to achieve compliance and must hold 100% of the net shares acquired upon vesting or exercise of any equity award until he or she has satisfied the guidelines.

Clawback Policy

Our clawback policy provides that (i) if an accounting restatement occurs, the Board will seek to recover (a) any excess incentive-based compensation from an executive officer determined to have committed misconduct resulting in the restatement and (b) any compensation recoverable from the Chief Executive Officer or Chief Financial Officer under Section 304 of the Sarbanes-Oxley Act of 2002; (ii) the Board will seek to recover any incentive-based compensation or other compensation from an executive officer if the compensation was determined to be based on financial results or operating metrics that were satisfied as a result of such executive officer’s knowing or intentional fraudulent or illegal conduct; and (iii) the Board will seek to recover from an executive officer any incentive-based compensation it determines was awarded due to an error in the calculation of such compensation.

Anti-Hedging and Pledging Policy

We maintain a robust anti-hedging and pledging policy, which prohibits our directors, executive officers, their family members and any entities they control from hedging and pledging Comscore equity securities as collateral for a loan or purchasing such securities on margin. More specifically, our policy prohibits covered persons from engaging in any type of hedging transaction with respect to Comscore equity securities, including but not limited to short sales, options (other than options pursuant to our incentive compensation plans), puts, calls, collars and other derivative securities, monetization transactions, prepaid variable forward contracts, equity swaps and exchange funds.

Insider Trading Policy and Preclearance Requirements

Our insider trading policy, which covers all directors, officers and employees of the company, prohibits the unauthorized disclosure of any nonpublic information acquired in the course of service with the company and the misuse of material nonpublic information in securities trading. The policy applies to all transactions involving Comscore securities or the securities of other companies as to which material nonpublic information is obtained in the course of service with Comscore. Moreover, the policy covers any arrangements that affect economic exposure to changes in the prices of these securities, including transactions in derivative securities (such as put or call options), hedging transactions and short sales. The policy also prohibits trading or tipping based on material nonpublic information. We maintain quarterly trading blackout periods for all directors, officers and employees, and we require our directors, officers and employees with access to sensitive information to obtain preclearance for any transaction in Comscore securities, even during open trading windows.

Compensation Risk Assessment

Our Compensation Committee and management have considered whether our current compensation programs for employees create incentives for excessive or unreasonable risks that could have a material adverse effect on the company. This has included consideration of the Audit Committee investigation findings and the internal control weaknesses identified by management in prior years, as well as our decision to specify maximum payouts for incentive compensation, use multiple performance metrics and measurement periods, require Compensation Committee review and validation of results and payouts, grant stock options to executive officers only during open trading windows (following the public release of quarterly earnings information), implement stock ownership guidelines, and maintain a clawback policy that allows for recovery of executive compensation in the event of an accounting restatement or fraud. We believe that our compensation programs, as currently designed, are consistent with practices for our industry and that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the company. In structuring future compensation programs and decisions, the Compensation Committee will continue to monitor whether our risk management objectives are being met with respect to incentivizing our employees. We will also monitor the impact of the COVID-19 pandemic, which did not affect our 2019 compensation decisions but has and could continue to affect decisions for future periods.

Tax and Accounting Implications

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. Pursuant to tax law changes effective in 2018, these executive officers include a public company’s chief executive officer, chief financial officer, and each of the three other most highly-compensated executive officers whose compensation is required to be disclosed to stockholders under the Exchange Act in any taxable year. In making compensation decisions, our Compensation Committee may consider the potential effects of Section 162(m) on the compensation paid to our named executive officers.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock unit awards, based on the grant date fair value of these awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an award recipient is required to render service in exchange for the award. In making compensation decisions, our Compensation Committee regularly considers the cost of stock-based compensation awards and any proposed modifications to those awards.

Notwithstanding the foregoing discussion, our Compensation Committee believes that its primary responsibility is to provide a compensation program that is consistent with our compensation philosophy and that supports the achievement of our compensation objectives. Therefore, the Compensation Committee retains authority to grant appropriate compensation items or awards to our service providers notwithstanding an adverse tax or accounting treatment for that compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this filing with the company’s management. Based its review of, and discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this filing.

COMPENSATION COMMITTEE

Kathleen Love, Chair

John Martin

Brent Rosenthal

This Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

Compensation Tables

2019 Summary Compensation Table

The following table sets forth summary information concerning compensation for the following persons: (i) all persons serving as our principal executive officer during 2019, (ii) all persons serving as our principal financial officer during 2019, (iii) the next two most highly compensated executive officers who were serving as of December 31, 2019 (we had no other executive officers as of December 31, 2019), and (iv) two additional individuals who served as executive officers during 2019 but were not serving as of December 31, 2019. We refer to these individuals as our “named executive officers” elsewhere in this filing. The following table includes all compensation earned by the named executive officers for the respective periods, regardless of whether such amounts were actually paid during the period.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
William Livek (4) Chief Executive Officer and Executive Vice Chairman	2019	477,302		358,563	(5)	1,086,250	504,962	—	203,846	2,630,923
	2018	443,700		—		—	—	377,145	3,595	824,440
	2017	443,700		444,000		—	—	—	3,090	890,790
Dale Fuller (6) Former Interim Chief Executive Officer	2019	797,829	(7)	—		840,274	—	—	64,135	1,702,238
Bryan Wiener (8) Former Chief Executive Officer	2019	133,239		—		1,978,061	—	—	596,048	2,707,348
	2018	337,656		393,750		5,984,838	—	52,500	54,507	6,823,251
Gregory Fink Chief Financial Officer	2019	390,000		719,375	(9)	—	—	—	2,281	1,111,656
	2018	390,000		100,000		1,650,039	—	248,625	3,506	2,392,170
	2017	95,875		73,125		—	—	—	52	169,052
Carol DiBattiste Chief Legal and Compliance Officer	2019	385,000		231,000	(10)	—	—	—	3,513	619,513
	2018	385,000		—		2,602,909	—	261,800	3,333	3,253,042
	2017	355,590		2,008,000		—	—	—	3,320	2,366,910
Christopher Wilson (11) Chief Commercial Officer	2019	264,205		337,500	(12)	2,191,010	730,478	—	139,723	3,662,916
Sarah Hofstetter (13) Former President	2019	114,205		—		545,555	—	—	586,773	1,246,533
	2018	107,386		303,750		2,374,055	—	—	52	2,785,243
Kathryn Bachmann (14) Former Chief Operating Officer	2019	114,015		—		150,019	—	—	131,861	395,895

(1)

Amounts reflected in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. As described below under “Executive Compensation – Compensation Tables – Narrative to 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards Table – Amendments to Long-Term Incentive Plan Awards,” the amounts reported in this column for Mr. Wiener, Mr. Wilson and Ms. Hofstetter also include incremental fair value related to modifications of restricted stock unit awards in 2019.

(2)

Amounts reflected in this column represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)

Amounts for 2019 include (a) matching contributions by us to the named executive officers’ 401(k) plan accounts, (b) payment of life insurance and accidental death and dismemberment premiums on behalf of the named executive officers, (c) attorneys’ fees of $200,000 for Mr. Livek, $50,000 for Mr. Wiener, $31,257 for Mr. Wilson and $10,000 for Ms. Hofstetter in connection with employment or separation negotiations, (d) immaterial membership dues (less than $400) for Mr. Livek, (e) consulting fees of $50,000 for Mr. Fuller and $10,546 for Mr. Wilson, (f) a stipend of $14,000 for Mr. Fuller for temporary living expenses, (g) severance benefits of $525,000 for Mr. Wiener, $88,636 for Mr. Wilson, $555,950 for Ms. Hofstetter and $116,667 for Ms. Bachmann, and (h) COBRA benefits of $19,422 for Mr. Wiener, $9,146 for Mr. Wilson, $19,422 for Ms. Hofstetter and $14,566 for Ms. Bachmann.

(4)	Mr. Livek served as our President until May 30, 2018, as a special advisor from May 30, 2018 until November 4, 2019, and as our Chief Executive Officer starting November 4, 2019.

(5)	Amount reflects a cash bonus based on performance in 2019, prorated for Mr. Livek’s base salary adjustment in 2019.

(6)

Mr. Fuller served as a non-employee director until March 31, 2019, as our Interim Chief Executive Officer from March 31, 2019 until November 4, 2019, and as a consultant and non-employee director from November 4, 2019 through year-end.

(7)	Amount includes $29,647 in director fees earned by Mr. Fuller in 2019 before and after his service as Interim Chief Executive Officer.

(8)	Mr. Wiener served as our Chief Executive Officer from May 30, 2018 until March 31, 2019.

(9)	Amount reflects (a) a cash bonus of $219,375 based on performance in 2019, and (b) a cash bonus of $500,000 contingent on continued employment through December 15, 2019.

(10)	Amount reflects a cash bonus based on performance in 2019.

(11)	Mr. Wilson served as our Chief Revenue Officer until December 31, 2018, as a consultant from January 1, 2019 until April 17, 2019, and as our Chief Commercial Officer starting April 17, 2019.

(12)	Amount reflects a cash bonus based on performance in 2019.

(13)	Ms. Hofstetter served as our President from October 4, 2018 until March 31, 2019.

(14)	Ms. Bachmann served as a non-executive employee until April 17, 2019, and as our Chief Operating Officer from April 17, 2019 until May 29, 2019.

2019 Grants of Plan-Based Awards Table

The following table sets forth information about grants of plan-based awards to our named executive officers during 2019.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (12)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
William Livek
RSUs (1)	11/4/2019	—	—	—	175,000	—	—	414,750
PSUs (2)	11/4/2019	70,805	—	425,000	—	—	—	671,500
Stock Options (3)	11/7/2019	—	—	—	—	300,000	3.21	504,962
Dale Fuller
DSUs (4)	11/4/2019	—	—	—	354,546	—	—	840,274
Bryan Wiener
RSUs (5)	3/31/2019	—	—	—	24,988	—	—	506,007
RSUs (6)	3/31/2019	—	—	—	36,347	—	—	736,027
PSUs (7)	3/31/2019	—	36,347	72,694	—	—	—	736,027
Gregory Fink	—	—	—	—	—	—	—	—
Carol DiBattiste	—	—	—	—	—	—	—	—
Christopher Wilson
RSUs (8)	5/22/2019	—	—	—	41,254	—	—	426,979
PSUs (9)	5/22/2019	28,125	—	225,000	—	—	—	1,764,031
Stock Options (10)	5/22/2019	—	—	—	—	150,000	10.35	730,478
Sarah Hofstetter
RSUs (6)	3/31/2019	—	—	—	18,417	—	—	372,944
PSUs (7)	3/31/2019	—	8,524	17,048	—	—	—	172,611
Kathryn Bachmann
RSUs (11)	2/13/2019	—	—	—	6,779	—	—	150,019

(1)

This award is a time-based restricted stock unit award granted under the 2018 Plan that vests as to one-third on each of November 4, 2020, November 4, 2021 and November 4, 2022, subject to the named executive officer’s continued employment or service through such vesting dates.

(2)

This award is a performance-based restricted stock unit award granted under the 2018 Plan that includes multiple performance periods and becomes eligible to vest on the last day of each three-month period beginning on November 4, 2019 and ending on November 4, 2029, based on achievement of certain stock price hurdles occurring within the applicable performance period. This award has a threshold payout equal to 16.66% and a maximum payout equal to 100%, in each case as applied to the total number of shares denominated in the award. For purposes of this row, the number of shares denominated in this award is reflected in the “Maximum” column.

(3)

This award is a time-based stock option award granted under the 2018 Plan that vests as to one-third on each of November 7, 2020, November 7, 2021 and November 7, 2022, subject to the named executive officer’s continued employment or service through such vesting dates. This award expires on November 7, 2029.

(4)	This award reflects deferred stock units, which are fully vested rights to receive shares of our Common Stock at a future date, granted under the 2018 Plan.

(5)

This represents a modification of a time-based restricted unit award originally granted on June 5, 2018 under the 2018 Plan. As described below under “Executive Compensation – Compensation Tables – Narrative to 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards Table – Amendments to Long-Term Incentive Plan Awards,” these time-based restricted stock units were amended on March 31, 2019, resulting in a share-based payment modification under FASB ASC Topic 718. The amount reported in this row for the grant date fair value of this award is the incremental fair value related to the modification.

(6)

This represents a modification of a time-based restricted unit award originally granted on September 7, 2018 (for Mr. Wiener) or October 4, 2018 (for Ms. Hofstetter) under the 2018 Plan. As described below under “Executive Compensation – Compensation Tables – Narrative to 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards Table – Amendments to Long-Term Incentive Plan Awards,” these time-based restricted stock units were amended on March 31, 2019, resulting in a share-based payment modification under FASB ASC Topic 718. The amount reported in this row for the grant date fair value of this award is the incremental fair value related to the modification.

(7)

This represents a modification of a performance-based restricted stock unit award originally granted on September 7, 2018 (for Mr. Wiener) or October 4, 2018 (for Ms. Hofstetter) under the 2018 Plan that is eligible to become earned on March 1, 2021 based on achievement of certain revenue and adjusted EBITDA performance goals through the performance period ending December 31, 2020. This award has a threshold payout of 0%, a target payout of 100% and a maximum payout of 200%. This row reflects as “target” the number of shares denominated in the award and as “maximum,” the maximum performance-based restricted stock units that are eligible to become earned. As described below under “Executive Compensation - Compensation Tables – Narrative to 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards Table – Amendments to Long-Term Incentive Plan Awards,” these performance-based restricted stock units were amended on March 31, 2019, resulting in a share-based payment modification under FASB ASC Topic 718. The amount reported in this row for the grant date fair value of this award is the incremental fair value related to the modification.

(8)

This award is a time-based restricted stock unit award granted under the 2018 Plan that vests as to one-third on each of May 30, 2019, March 1, 2020 and March 1, 2021, subject to the named executive officer’s continued employment or service through such vesting dates.

(9)

This award is a performance-based restricted stock unit award granted under the 2018 Plan that includes multiple performance periods and becomes eligible to vest on each of the first ten anniversaries of March 1, 2019 and on May 22, 2029, based on achievement of certain stock price hurdles beginning on May 22, 2019 and ending on May 22, 2029. This award, as amended, has a threshold payout equal to 12.50% and a maximum payout equal to 100%, in each case applied to the number of shares denominated in the award. For purposes of this row, the number of shares denominated in this award is reflected in the “Maximum” column. As described below under “Executive Compensation – Compensation Tables – Narrative to 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards Table – Amendments to Long-Term Incentive Plan Awards,” these performance-based restricted stock units were amended on December 16, 2019, resulting in a share-based payment modification under FASB ASC Topic 718. The amount reported in this row for the grant date fair value of this award also includes $375,781, which is the incremental fair value related to the modification.

(10)

This award is a time-based stock option award granted under the 2018 Plan that vests as to one-fourth on each of May 22, 2020, May 22, 2021, May 22, 2022 and May 22, 2023, subject to the named executive officer’s continued employment or service through such vesting dates. This award expires on May 22, 2029.

(11)

This award is a sign-on restricted stock unit award granted under the 2018 Plan that would have vested as to one-third on each of March 1, 2020, March 1, 2021, and March 1, 2022, subject to the named executive officer’s continued employment or service through such vesting date. In connection with Ms. Bachmann’s resignation, this restricted stock unit award was forfeited.

(12)

The amounts shown in this column represent the grant date fair value of equity awards granted to our named executive officers in 2019 computed in accordance with FASB ASC 718, disregarding any potential forfeitures. Additionally, the amounts in this column represent the incremental fair value of the modification on (i) March 31, 2019 relating to each award reported for Bryan Wiener and Sarah Hofstetter and (ii) December 16, 2019 relating to the performance-based restricted stock unit award granted to Chris Wilson in May 2019. With respect to any performance-based restricted stock units included in this column, the amounts are also reflective of the “probable” outcome of vesting determined for accounting purposes. For additional information regarding the assumptions underlying these calculations, please see Note 5 to the consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. For additional information regarding the awards reported in this table, see “Executive Compensation – Compensation Discussion and Analysis – Executive Compensation Actions and Decisions for 2019” above.

Narrative to 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards Table

Our stockholders approved our equity incentive plan on May 30, 2018. Prior to this date, we were unable to grant equity awards to our named executive officers in 2016, 2017 or 2018. As a result, awards granted to the named executive officers in 2018 represent both equity compensation opportunities lost in prior periods and normalized long-term incentive awards for 2018. For details about equity incentive awards granted to our named executive officers in 2019, see “Executive Compensation – Compensation Discussion and Analysis – Executive Compensation Actions and Decisions for 2019” above.

Amendments to Long-Term Incentive Plan Awards

In connection with Mr. Wiener’s and Ms. Hofstetter’s resignations, the Compensation Committee amended the terms of certain outstanding restricted stock unit and performance-based restricted stock unit awards originally granted in 2018, effective as of March 31, 2019, the effective date of their resignations. On December 16, 2019, the Compensation Committee also amended the terms of the performance-based restricted stock award originally granted to Chris Wilson in May 2019. As a result of these amendments, we revalued these awards as of the applicable amendment dates under FASB ASC Topic 718. The incremental value of these modifications is reflected above in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Dividend Equivalent Rights

The restricted stock unit awards, performance-based restricted stock unit awards, and deferred stock unit awards granted to our named executive officers in 2018 and 2019 include tandem dividend equivalent rights. These rights provide our named executive officers with the opportunity to be credited with an additional amount of cash that is equal to the amount of per-share cash dividends, if any, that are paid to our stockholders between the date of grant and the date of settlement (or forfeiture) of the particular award. These credited dividend equivalent amounts are subject to the same terms and conditions (including vesting, payment, and forfeitability) that apply to the underlying shares subject to the award. We did not pay any cash dividends in 2018 or 2019.

Other material terms of the equity awards granted to our named executive officers in 2019 are described in more detail in the notes to the Grants of Plan-Based Awards Table and under “Executive Compensation – Compensation Discussion and Analysis – Executive Compensation Actions and Decisions for 2019” above.

Compensation Mix

The ratio of Mr. Livek’s base salary and bonus in proportion to his total compensation earned for 2019 was 32%, and the average ratio of the salary and bonuses earned by the other named executive officers to their total compensation earned for 2019 was 43%.

These ratios are expected to change in future years that do not involve the same level of transition in our executive team. Please see the Compensation Discussion and Analysis section of this filing for a description of the objectives of our compensation program and our overall compensation philosophy.

2019 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by the named executive officers as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised and Exercisable Options (#)		Number of Securities Underlying Unexercised and Unexercisable Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
William Livek	184,000	(4)	—	25.86	12/23/2020	—	—	—	—
	102,350	(5)	—	11.56	11/6/2021	—	—	—	—
	—		300,000	3.21	11/7/2029	—	—	—	—
	—		—	—	—	175,000	864,500	70,805	349,777
Dale Fuller	—		—	—	—	—	—	—	—
Bryan Wiener	—		—	—	—	—	—	36,347	179,554
Gregory Fink	—			—	—	35,762	176,664	16,502	81,520
Carol DiBattiste	—		—	—	—	53,275	263,179	16,502	81,520
Christopher Wilson	—		150,000	10.35	5/22/2029	—	—	—	—
	46,000	(5)	—	17.55	4/4/2022	—	—	—	—
	—		—	—	—	67,250	332,215	28,125	138,938
Sarah Hofstetter	—		—	—	—	—	—	8,524	42,109
Kathryn Bachmann	—		—	—	—	—	—	—	—

(1)

The awards reported in this column reflect time-based restricted stock unit awards, which vest as set forth in the following table, subject to the named executive officer’s continued employment or service through such vesting dates:

Name	Number of RSUs	Remaining Vesting Schedule
William Livek	175,000	One-third on each of November 4, 2020, November 4, 2021 and November 4, 2022
Gregory Fink	16,508	One-half on each of November 15, 2020 and November 15, 2021
	2,752	One-half on each of May 15, 2020 and May 15, 2021
	16,502	One-half on each of March 1, 2020 and March 1, 2021
Carol DiBattiste (a)	22,758	One-half on each of January 30, 2020 and January 30, 2021
	12,377	100% on March 1, 2020
	1,638	100% on March 1, 2020
	16,502	One-half on each of March 1, 2020 and March 1, 2021
Christopher Wilson	4,946	100% on January 28, 2020
	9,165	100% on January 28, 2020
	5,000	100% on February 15, 2020
	27,503	One-half on each of March 1, 2020 and March 1, 2021
	20,636	One-half on each of August 15, 2020 and August 15, 2021

(a)

The performance-based restricted stock unit award granted to Ms. DiBattiste in 2018 which included a performance period that ended on December 31, 2019 became vested as to performance with respect to 1,638 shares. These shares remained subject to continued time-based vesting requirements through March 1, 2020 and are accordingly reported as outstanding time-based awards for purposes of this table. The remaining shares subject to the original performance-based restricted stock unit award were forfeited.

(2)

Amounts in these columns reflect the market value of shares or units of stock reported in the preceding column that have not vested, computed based on the closing price of our Common Stock as reported on Nasdaq on December 31, 2019, which was $4.94 per share.

(3)

The awards reported in this column reflect (i) for awards granted during 2018, the target number of performance-based restricted stock units which become eligible to be earned based on achievement of certain revenue and adjusted EBITDA performance goals subject to the named executive officer’s continued employment or service through the end of the applicable performance period and (ii) for awards granted during 2019, the threshold number of performance-based restricted stock unit awards which become eligible to be earned based on achievement of certain stock price hurdles subject to the named executive officer’s continued employment or service through the date of achievement of the applicable stock price hurdle during the applicable performance period. The awards described in clause (i) are reported at target because the performance metrics, while established by assuming certain multiyear growth rates over a three-year period, are measured by reference to final-year (2020) annual performance, for which achievement through December 31, 2019 was not applicable, and because there is no threshold value under these awards. The awards described in clause (ii) are reported at threshold because the threshold level of performance had not been achieved as of December 31, 2019. The following table sets forth the end of the applicable performance period for each award with respect to the number of performance-based restricted stock units reflected in this column:

Name	Number of PSUs	Performance Period End Date
William Livek	70,805	November 4, 2029
Bryan Wiener (a)	36,347	December 31, 2020
Gregory Fink	16,502	December 31, 2020
Carol DiBattiste	16,502	December 31, 2020
Christopher Wilson	28,125	May 22, 2029
Sarah Hofstetter (b)	8,524	December 31, 2020

(a)

As described below under “Executive Compensation – Payments Upon Termination or Change in Control – Wiener Separation Agreement,” in connection with Mr. Wiener’s resignation, the service requirement with respect to these performance-based restricted stock units was deemed satisfied and such performance-based restricted stock units remain eligible to be earned subject to achievement of the applicable performance goals.

(b)

As described below under “Executive Compensation – Payment Upon Termination or Change in Control – Hofstetter Separation Agreement,” in connection with Ms. Hofstetter’s resignation, the service requirement with respect to these performance-based restricted stock units was deemed satisfied and such performance-based restricted stock units remain eligible to be earned subject to achievement of the applicable performance goals.

(4)	Award granted under the Rentrak Corporation 2005 Stock Incentive Plan and assumed by the company on January 29, 2016 in connection with the Rentrak merger.

(5)	Award granted under the Rentrak Corporation 2011 Stock Incentive Plan and assumed by the company on January 29, 2016 in connection with the Rentrak merger.

2019 Option Exercises and Stock Vested

The following table sets forth certain information concerning the number of shares our named executive officers acquired and the value they realized upon vesting of stock awards during 2019. Values are shown before payment of any applicable withholding taxes or brokerage commissions. None of our named executive officers exercised options in 2019. The values reported in the table below may not represent the actual amounts received by the executive upon settlement of the awards due to the delayed delivery of shares.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
William Livek	3,334	75,882
Dale Fuller (2)	365,936	936,406
Bryan Wiener (3)	97,682	2,080,559
Gregory Fink	17,881	237,417
Carol DiBattiste	32,006	696,162
Christopher Wilson	47,147	569,237
Sarah Hofstetter (4)	39,464	858,499
Kathryn Bachmann	—	—

(1)	The value realized on vesting is calculated by multiplying the number of shares of stock or units by the closing price of the underlying shares on the vesting date.

(2)

The value of the awards reported in this row include (a) $840,274 representing 354,546 deferred stock units that were fully vested on the date of grant but do not become payable to Mr. Fuller until a change of control of the company or six months after Mr. Fuller’s separation from service, and (b) $96,132 representing 11,390 restricted stock units that were granted for Mr. Fuller’s service as a non-employee director prior to becoming Interim Chief Executive Officer and that fully vested on June 10, 2019 but did not become payable until Mr. Fuller’s separation from service, which occurred on January 10, 2020, when the value of the award was $56,950.

(3)

The value of the awards reported in this row include (a) $506,007 representing 24,988 restricted stock units that were fully vested on March 31, 2019 but did not become payable to Mr. Wiener until October 2, 2019, when the value of the award was $48,227, (b) $736,027 representing 36,347 restricted stock units that were fully vested on March 31, 2019 but did not become payable to Mr. Wiener until October 15, 2019, when the value of the award was $68,332, and (c) $838,525 representing 36,347 restricted stock units that were fully vested on March 1, 2019 but did not become payable to Mr. Wiener until October 4, 2019, when the value of the award was $74,511.

(4)

The value of the awards reported in this row include (a) $372,944 representing 18,417 restricted stock units that were fully vested on March 31, 2019 but did not become payable to Ms. Hofstetter until October 7, 2019, when the value of the award was $40,886, and (b) $485,554 representing 21,047 restricted stock units that were fully vested on March 1, 2019 but did not become payable to Ms. Hofstetter until October 9, 2019, when the value of the award was $45,462.

2019 Non-Qualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)
Dale Fuller	Deferred Stock Units and Deferred RSUs (3)	—	936,406	871,318	—	1,807,724
Bryan Wiener	Deferred RSUs (4)	—	—	(309,613)	50,978	—

(1)

This column represents the aggregate earnings (or losses) for 2019 for equity awards that vested in one tax year but whose settlement was deferred to a subsequent tax year. The earnings (or loss) amount for these awards represents an estimate of annual earnings with respect to vested but unpaid and deferred shares and is based on the difference in closing price per share of our Common Stock of (a) in the case of Mr. Fuller, (i) $8.44 as of June 10, 2019 (for the 11,390 shares deferred under the 2018 director restricted stock unit award) and $2.37 as of November 4, 2019 (for the 354,546 deferred stock units granted in 2019) and (ii) $4.94 as of December 31, 2019, multiplied by the number of vested but deferred shares that were subject to these awards as of December 31, 2019, as described in more detail in Note 2 to this table below, and (b) in the case of Mr. Wiener, (i) $14.43 as of January 1, 2019 and (ii) $2.04 as of October 11, 2019, multiplied by the number of restricted stock units that were vested but deferred as of October 11, 2019, as described in more detail in Note 4 to this table below.

(2)

This column reflects the total value of the 365,936 vested but deferred common shares held by Mr. Fuller in 2019. The value is computed based on the closing price of our Common Stock as reported on Nasdaq on December 31, 2019, which was $4.94 per share. These deferred common shares are included in the 2019 Option Exercises and Stock Vested Table above. The award of 354,546 deferred stock units granted in 2019 has also been included in the Summary Compensation Table for 2019 with a grant date fair value of $840,274.

(3)

These deferred common shares include two separate awards that were vested in 2019 but with a deferred payout following 2019. These common shares do not become payable to Mr. Fuller until the earlier of Mr. Fuller’s separation from service (or with respect to Mr. Fuller’s deferred stock unit award granted on November 4, 2019, six months after Mr. Fuller’s separation from service) or a change of control of the company.

(4)

Mr. Wiener’s deferred restricted stock units represent an award that vested in 2018 but with a deferred payout following 2018. The common shares underlying the award became payable to Mr. Wiener in connection with his resignation from the company. The amount reported in this row for Aggregate Withdrawals/Distributions represents the amount realized by Mr. Wiener upon settlement of this award on October 11, 2019.

Payments Upon Termination or Change in Control

Livek Change of Control and Severance Agreement

Mr. Livek is a party to a change of control and severance agreement (the “Livek Agreement”). The Livek Agreement has a three-year initial term with automatic three-year renewals thereafter, and in the event of a change of control, will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect. The Livek Agreement provides that if we terminate Mr. Livek without “cause” or Mr. Livek resigns for “good reason” (each as described below), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, Mr. Livek would be eligible to receive (i) accrued but unpaid vacation, expense reimbursements, wages and other benefits due under our compensation plans, policies and arrangements (the “Accrued Amounts”); (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the severance period exceeds the permitted COBRA participation period) for two years; and (iii) two times Mr. Livek’s annual base salary, payable over two years in accordance with our normal payroll practices (or if such termination is on or within 12 months following a change of control, in a lump sum).

Additionally, if (a) Mr. Livek has remained employed or continued to provide services through the first anniversary of the date of a change of control or (b) we terminate Mr. Livek without cause or Mr. Livek resigns for good reason on or within 12 months following a change of control, then, in each case and except as otherwise described below under “Livek 2019 Equity Agreements,” all of Mr. Livek’s outstanding and unvested equity awards held as of the date of a change of control will vest in full.

Under the Livek Agreement, “cause” is defined as Mr. Livek’s indictment, plea of nolo contendere or conviction of any felony or any crime involving dishonesty; material breach of duties or a company policy; or commission of any act of dishonesty, embezzlement, theft, fraud or misconduct with respect to the company, any of which in the good faith and reasonable determination of the Board or the Compensation Committee is materially detrimental to the company, its business or its reputation. “Good reason” is defined as Mr. Livek’s termination of employment within 90 days after the expiration of a specified cure period following the occurrence of one or more of the following: (i) a material diminution in his base compensation (unless done for all of our senior-level executives); (ii) a material reduction of his authority or responsibilities or, following a change of control, a change in his reporting position; or (iii) a relocation of his primary workplace of more than 50 miles.

In the event that the payments or benefits under the Livek Agreement (i) would constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would subject Mr. Livek to an excise tax under Section 4999 of the Code, then, depending on which method produces the largest net after-tax benefit for Mr. Livek, the payments shall either be: (a) reduced to the level at which no excise tax applies or (b) paid in full, which would subject Mr. Livek to the excise tax.

Livek 2019 Equity Awards

In 2019, Mr. Livek was granted equity awards in the form of stock options, restricted stock units (“RSUs”), and performance-based RSUs (“PRSUs”). Each of these award agreements provides for certain treatment upon a qualifying termination of employment and/or change of control. The award agreements evidencing the grant of options and RSUs to Mr. Livek in 2019 both provide that if we terminate Mr. Livek without “cause” or if Mr. Livek resigns for “good reason” (both terms as defined in the Livek Agreement) within one year following a change of control, the applicable equity award will become fully vested. The award agreement evidencing the grant of PRSUs to Mr. Livek in 2019 provides that (a) if we terminate Mr. Livek without “cause” or if Mr. Livek resigns or terminates employment as a result of death or “disability” (both terms as defined in the Livek Agreement), the PRSUs will become vested based on actual achievement of the stock price hurdle during the period beginning on the most recent vesting date preceding the date of termination and ending on the date of such termination, and (b) if a change of control occurs, the PRSUs will become vested by applying the per-share price paid in connection with the change of control as the stock price hurdle for purposes of determining attainment of performance goals.

Livek 2019 Letter Agreement

In connection with his appointment as Chief Executive Officer, we and Mr. Livek entered into a letter agreement on November 4, 2019 (the “Livek 2019 Letter Agreement”) pursuant to which Mr. Livek is eligible to receive a one-time bonus of at least $1,000,000 (either individually or as part of a larger pool for executive officers or employees) upon the successful completion of a refinance of all or substantially all of our outstanding senior secured convertible notes, subject to Mr. Livek’s continued employment through such refinance, provided that if we terminate Mr. Livek without “cause” or if Mr. Livek resigns for “good reason” (both terms as defined in the Livek Agreement) within the 90-day period preceding the completion of the refinance, Mr. Livek will remain eligible to receive the bonus upon the completion of the refinance. Upon the consummation of a change in control (as defined in the Plan, but provided that the occurrence of clause (b) (relating to a majority change in the incumbent board) or (d) (relating to stockholder approval of a dissolution of the company) of such definition shall not be treated as a change in control for purposes of the Livek 2019 Letter Agreement), Mr. Livek will receive a one-time bonus of $1,000,000, plus an additional one-time bonus based on specified percentages (ranging from 0.30% to 0.32%) of the gross transaction proceeds (but no more than $4,000,000) resulting from such change in control so long as the change in control results in gross transaction proceeds of at least $500 million. Each bonus payable upon the consummation of a change in control is generally subject to Mr. Livek’s continued employment through such change in control, provided that if we terminate Mr. Livek without cause or if Mr. Livek resigns for good reason within the 90-day period preceding the consummation of the change in control, Mr. Livek will remain eligible to receive such bonus upon the consummation of such change in control.

Other NEO Change of Control and Severance Agreements

Each of Messrs. Fink and Wilson and Ms. DiBattiste is a party to a change of control and severance agreement (the “Other NEO Agreements”). The Other NEO Agreements have a three-year initial term with automatic one-year renewals thereafter, and in the event of a change of control will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect. The Other NEO Agreements provide that if we terminate the executive without “cause” or the executive resigns for “good reason” (each as described below), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, the executive would be eligible to receive (i) all Accrued Amounts; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the severance period exceeds the permitted COBRA participation period) for one year (or 15 months for Mr. Fink); and (iii) the following severance payments, depending on the time of termination or resignation:

Time of Termination or Resignation
Severance Benefit	Prior to a Change of Control	On or Within 12 Months Following a Change of Control
Cash Severance	For Ms. DiBattiste and Mr. Wilson: The sum of the executive’s (A) annual base salary and (B) target short-term incentive award, paid over one year in accordance with our normal payroll practices.	For Ms. DiBattiste and Mr. Wilson: The sum of the executive’s (A) annual base salary and (B) target short-term incentive award, paid 60 days following termination.

	For Mr. Fink: 1.25 times the sum of the executive’s (A) annual base salary and (B) target short-term incentive award, paid over 15 months in accordance with our normal payroll practices.	For Mr. Fink: 1.25 times the sum of the executive’s (A) annual base salary and (B) target short-term incentive award, paid 60 days following termination.

Time of Termination or Resignation
Severance Benefit	Prior to a Change of Control	On or Within 12 Months Following a Change of Control
Current Year Short-Term Incentive Award	Pro-rata portion based on actual performance through the end of the applicable year, paid at the time short-term incentive awards are paid to other senior executives.	Pro-rata portion of the greater of (A) the executive’s target short-term incentive award for the year of termination and (B) the projected full-year short-term incentive award, paid 60 days following termination.

Time-Based Equity Acceleration	None.	Full acceleration.

Performance-Based Equity Acceleration	None.	Except as otherwise described below under “Executive Compensation – Payments Upon Termination or Change in Control – Wilson 2019 PRSU Award,” acceleration as to the greater of (A) the target number of shares subject to the applicable equity award or (B) if 50% of the performance period has elapsed, the projected number of shares that would have been earned through the end of the performance period.

Under the Other NEO Agreements, “cause” is defined as the executive’s indictment, plea of nolo contendere or conviction of any felony or any crime involving dishonesty; material breach of duties or a company policy (that is not cured by the executive within 30 days following written notice); or commission of any act of dishonesty, embezzlement, theft, fraud or misconduct with respect to the company, any of which in the good faith and reasonable determination of the Board of Directors or the Compensation Committee is materially detrimental to the company, its business or its reputation. With respect to severance benefits related to short-term incentive awards under the Other NEO Agreements and equity awards granted on or after September 4, 2018, “good reason” is defined as an executive’s termination of employment within 90 days after a specified cure period following the occurrence of one or more of the following: (i) a material diminution in the executive’s base compensation (unless done for all of our senior-level executives); (ii) a relocation of the executive’s primary workplace of over 50 miles; or (iii) with respect to Mr. Fink and Ms. DiBattiste, a material diminution in the executive’s authority or responsibilities. For purposes of all other severance and other benefits (including all equity awards granted prior to September 4, 2018), “good reason” is defined as an executive’s termination of employment within 90 days after a specified cure period following the occurrence of one or more of the following: (i) a material diminution in the executive’s base compensation (unless such diminution applies to all senior-level executives); (ii) a material reduction of the executive’s authority or responsibilities or, following a change of control, a change in the executive’s reporting position; or (iii) a relocation of the executive’s primary workplace of over 50 miles. Termination will not be considered for “good reason” if the compensation is subject to any clawback provisions.

In the event that the payments or benefits under the Other NEO Agreements (i) would constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would subject the executive to the excise tax imposed by Section 4999 of the Code, then, depending on which method produces the largest net after-tax benefit for the executive, the payments shall either be: (a) reduced to the level at which no excise tax applies or (b) paid in full, which would subject the individual to the excise tax.

Wilson 2019 PRSU Award

In 2019, Mr. Wilson was granted PRSUs that provide for certain treatment upon a qualifying termination of employment and/or change of control. The award agreement evidencing the grant of PRSUs to Mr. Wilson in 2019 provides that (a) if we terminate Mr. Wilson without “cause” or if Mr. Wilson resigns or terminates employment as a result of death or “disability” (both terms as defined in the Other NEO Agreement), the PRSUs will become vested based on actual achievement of the stock price hurdle during the period beginning on the most recent vesting date preceding the date of termination and ending on the date of such termination, and (b) if a change of control occurs, the PRSUs will become vested by applying the per-share price paid in connection with the change of control as the stock price hurdle for purposes of determining attainment of performance goals.

Fuller Equity Awards

In connection with his service as Interim Chief Executive Officer, Mr. Fuller received a deferred stock unit award (the “DSU Award”) on November 4, 2019. Pursuant to the terms of the DSU Award, the DSU Award was fully vested on the date of grant and will be delivered to Mr. Fuller in shares of Common Stock upon the earlier of a change in control or six months following Mr. Fuller’s separation from service with the company. Additionally, in connection with his service as a non-employee director of the company, Mr. Fuller was granted a restricted stock unit award (the “Fuller Director Award”) on July 2, 2018. Pursuant to the terms of the Fuller Director Award, the restricted stock units fully vested on June 10, 2019 and were scheduled to be delivered to Mr. Fuller in shares of Common Stock upon the earlier of a change of control or a separation from service with the company. In connection with Mr. Fuller’s resignation from our Board on January 10, 2020, shares of Common Stock were delivered to Mr. Fuller in January 2020 in settlement of the Fuller Director Award.

Wiener Separation Agreement

In connection with Mr. Wiener’s resignation, the company and Mr. Wiener entered into a Separation Agreement on March 31, 2019 (the “Wiener Separation Agreement”). Pursuant to the terms of the Wiener Separation Agreement, Mr. Wiener received or will receive: (i) a cash payment of $1,050,000, less applicable taxes and withholdings, half of which was paid in installments over the six-month period following his termination of employment and the other half of which was paid in a lump sum in March 2020, (ii) a target bonus for 2019 of $65,000, subject to achievement of applicable performance goals, (iii) reimbursement of the cost of continued health coverage under our group health plans pursuant to COBRA for a period of up to 18 months, (iv) reimbursement of $50,000 of legal expenses in connection with negotiating the Wiener Separation Agreement, (v) accelerated vesting of 61,335 outstanding restricted stock units, and (vi) satisfaction of the service requirement with respect to 36,347 outstanding performance-based restricted stock units, which will remain eligible to be earned subject to achievement of the applicable performance goals.

Under the Wiener Separation Agreement, Mr. Wiener agreed to a comprehensive release of claims in favor of the company and its affiliates. Mr. Wiener also reaffirmed his commitment to be bound by restrictive covenants regarding confidential information, non-disparagement, non-competition and non-solicitation.

Hofstetter Separation Agreement

In connection with Ms. Hofstetter’s resignation, the company and Ms. Hofstetter entered into a Separation Agreement on March 31, 2019 (the “Hofstetter Separation Agreement”). Pursuant to the terms of the Hofstetter Separation Agreement, Ms. Hofstetter received or will receive: (i) a cash payment of $450,000, less applicable taxes and withholdings, which was paid in installments over the 12-month period following her termination of employment, (ii) a target bonus for 2019 of $42,000, subject to achievement of applicable performance goals, (iii) reimbursement of the cost of continued health coverage under our group health plans pursuant to COBRA for 12 months, (iv) reimbursement of $10,000 of legal expenses in connection with negotiating the Hofstetter Separation Agreement, (v) an additional cash payment of $218,450, less applicable taxes and withholdings, which was paid in a lump sum in 2019, (vi) accelerated vesting of 18,417 outstanding restricted stock units, and (vii) satisfaction of the service requirement with respect to 8,524 outstanding performance-based restricted stock units, which will remain eligible to be earned subject to achievement of the applicable performance goals.

Under the Hofstetter Separation Agreement, Ms. Hofstetter agreed to a comprehensive release of claims in favor of the company and its affiliates. Ms. Hofstetter also reaffirmed her commitment to be bound by restrictive covenants regarding confidential information, non-disparagement, non-competition and non-solicitation.

Bachmann Separation Agreement

In connection with Ms. Bachmann’s resignation, the company and Ms. Bachmann entered into a Separation Agreement on May 28, 2019 (the “Bachmann Separation Agreement”). Pursuant to the terms of the Bachmann Separation Agreement, Ms. Bachmann received: (i) a lump sum cash payment of $116,667, less applicable taxes and withholdings, which was paid in 2019, and (ii) payments of the cost of continued health coverage under our group health plans pursuant to COBRA through December 31, 2019.

Under the Bachmann Separation Agreement, Ms. Bachmann agreed to a comprehensive release of claims in favor of the company and its affiliates. Ms. Bachmann also reaffirmed her commitment to be bound by restrictive covenants regarding confidential information, non-competition and non-solicitation.

Payments Upon Termination of Employment for Departing Named Executive Officers

The following table quantifies the actual payments and benefits that we provided to Messrs. Wiener and Fuller and Ms. Hofstetter and Ms. Bachmann in connection with their termination of employment, pursuant to the terms of their respective agreements.

Executive	Cash Payments ($)		COBRA Benefits ($) (1)	Accelerated Equity ($)		Other Payments ($) (2)
Bryan Wiener	1,098,750	(3)	41,271	1,242,034	(4)	50,000
Dale Fuller	—		—	—	(5)	—
Sarah Hofstetter	699,950	(6)	26,705	372,944	(7)	10,000
Kathryn Bachmann	116,667	(8)	14,566	—		—

(1)

Represents the full amount of COBRA reimbursements payable under the named executive officer’s separation agreement. For purposes of this disclosure, we have assumed that (i) the named executive officer elected continuation healthcare coverage under COBRA for the full severance period and (ii) the reimbursement right has not ceased due to employment of the named executive officer with another employer. For the portion representing COBRA reimbursements payable in 2019, the amount includes the actual amount paid to the named executive officer in 2019.

(2)	Represents the amount paid for the named executive officer’s legal expenses in connection with the negotiation of the executive’s separation agreement.

(3)

Represents a cash payment of (i) $1,050,000 (half of which was paid in a lump sum in March 2020) and (ii) $48,750 (representing a portion of Mr. Wiener’s annual incentive opportunity for his service through March 31, 2019).

(4)

Represents 24,988 of the outstanding and unvested time-based restricted stock units that were granted to Mr. Wiener as part of his sign-on equity award on June 5, 2018 and 36,347 of the outstanding and unvested time-based restricted stock units that were granted to Mr. Wiener as part of his 2018 long-term incentive equity award on September 7, 2018, each of which vested on March 31, 2019, in connection with Mr. Wiener’s termination of employment, calculated for purposes of this column by multiplying the number of such shares by the closing price per share of our Common Stock on March 31, 2019, which was $20.25 per share. All other outstanding and unvested time-based restricted stock units held by Mr. Wiener were forfeited upon his termination date. Additionally, 36,347 of the performance-based restricted stock units originally granted to Mr. Wiener on September 7, 2018 remained outstanding following his termination and continue to vest. The table above does not include amounts that would be realized from this continued vesting of awards, but rather reflects only the awards that were accelerated.

(5)

Mr. Fuller was granted an award of 354,546 deferred stock units on November 4, 2019 that was fully vested on the date of grant but does not become payable to Mr. Fuller until the earlier of a change of control of the company or six months after Mr. Fuller’s separation from service. Additionally, Mr. Fuller held 11,390 vested stock units that were granted to him in connection with his service as a non-employee director prior to becoming Interim Chief Executive Officer that did not become payable until Mr. Fuller’s separation from service. Although Mr. Fuller’s employment terminated and he was no longer an executive officer of the company on November 4, 2019, these amounts were not yet payable on December 31, 2019 because he was serving as a director and consultant for the company on December 31, 2019.

(6)

Represents a cash payment of (i) $450,000 (representing one year of base salary), (ii) $31,500 (representing a portion of Ms. Hofstetter’s annual incentive opportunity for her service through March 31, 2019) and (iii) $218,450 (representing the unpaid portion of Ms. Hofstetter’s cash sign-on bonus).

(7)

Represents 18,417 of the outstanding and unvested time-based restricted stock units that were granted to Ms. Hofstetter as part of her sign-on equity award on October 4, 2018 that vested on March 31, 2019, in connection with Ms. Hofstetter’s termination of employment, calculated for purposes of this column by multiplying the number of such shares by the closing price per share of our Common Stock on March 31, 2019 which was $20.25 per share. Additionally, 8,524 of the performance-based restricted stock units originally granted to Ms. Hofstetter on October 4, 2018 remained outstanding following her termination and continue to vest. The table above does not include amounts that would be realized from this continued vesting of awards, but rather reflects only the awards that were accelerated.

(8)	Represents a lump sum cash payment of $116,667 (representing four months of base salary).

Potential Payments Upon Termination or Change of Control for Remaining Named Executive Officers

The following tables show the value of the potential payments that each named executive officer would have received in various scenarios involving a termination of his or her employment or change of control event, assuming a December 31, 2019 triggering date and, where applicable, a price per share for our Common Stock of $4.94 (the closing price of our Common Stock on Nasdaq on December 31, 2019).

William Livek

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)		Involuntary Termination without Cause ($)		Involuntary Termination for Cause ($)	Double- Trigger Change of Control Event ($) (1)
Severance Payments	—	1,300,000		1,300,000		—	1,300,000
Transaction Bonus	—	1,000,000	(2)	1,000,000	(2)	—	1,000,000	(3)
COBRA Benefits (4)	—	38,679		38,679		—	38,679
Equity Acceleration (5)	—	—		—		—	1,383,500

Total	—	2,338,679		2,338,679		—	3,722,179

(1)	Represents the amount payable if Mr. Livek were terminated without cause or resigned for good reason on or within 12 months after a change of control.

(2)

Represents the minimum bonus payable under the Livek 2019 Letter Agreement if we terminate Mr. Livek without cause or if Mr. Livek resigns for good reason, as applicable, within the 90-day period preceding the completion of a refinancing transaction described in the Livek 2019 Letter Agreement.

(3)

Represents the minimum bonus payable under the Livek 2019 Letter Agreement if we terminate Mr. Livek without cause or if Mr. Livek resigns for good reason within the 90-day period preceding the consummation of a change in control.

(4)	Represents the amount payable if Mr. Livek elected continuation healthcare coverage under COBRA for the full 24-month severance period.

(5)

Represents (i) the fair market value of unvested time-based restricted stock unit awards and (ii) the difference between the fair market value of the common shares underlying unvested options and the exercise price of such options, in each case, the vesting of which would have accelerated if Mr. Livek were terminated without cause or resigned for good reason on or within 12 months after a change of control, or if he remained employed by or continued to provide services to the company through the one-year anniversary of a change of control. The value of accelerated vesting of Mr. Livek’s performance-based restricted stock unit award granted to him in 2019 is not included in these amounts because the stock price hurdles would not have been achieved assuming a termination or change of control occurring on December 31, 2019.

Gregory Fink

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Double- Trigger Change of Control Event ($) (1)
Severance Payments	—	853,125	853,125	—	853,125
Short-Term Incentive (2)	—	219,375	219,375	—	219,375
COBRA Benefits (3)	—	33,599	33,599	—	33,599
Equity Acceleration (4)	—	—	—	—	258,184

Total	—	1,106,099	1,106,099	—	1,364,283

(1)	Represents the amount payable if Mr. Fink were terminated without cause or resigned for good reason on or within 12 months after a change of control.

(2)	Represents a pro-rata portion of the applicable short-term incentive amount, which pro rata portion is equal to 100% of such amount assuming the termination occurred on December 31, 2019.

(3)	Represents the amount payable if Mr. Fink elected continuation healthcare coverage under COBRA for the full severance period.

(4)

Represents the fair market value of (i) unvested time-based restricted stock unit awards and (ii) the target amount of performance-based restricted stock unit awards, the vesting of which would have accelerated if Mr. Fink were terminated without cause or resigned for good reason on or within 12 months after a change of control.

Carol DiBattiste

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Double- Trigger Change of Control Event ($) (1)
Severance Payments	—	693,000	693,000	—	693,000
Short-Term Incentive (2)	—	231,000	231,000	—	231,000
COBRA Benefits (3)	—	7,821	7,821	—	7,821
Equity Acceleration (4)	—	—	—	—	344,698

Total	—	931,821	931,821	—	1,276,519

(1)	Represents the amount payable if Ms. DiBattiste were terminated without cause or resigned for good reason on or within 12 months after a change of control.

(2)	Represents a pro-rata portion of the applicable short-term incentive amount, which pro-rata portion is equal to 100% of such amount assuming the termination occurred on December 31, 2019.

(3)	Represents the amount payable if Ms. DiBattiste elected continuation healthcare coverage under COBRA for the full severance period.

(4)

Represents the fair market value of (i) unvested time-based restricted stock unit awards, (ii) the target amount of outstanding performance-based restricted stock unit awards, and (iii) the number of shares performance-vested under a performance-based restricted stock unit award whose performance period ended on December 31, 2019 (determined based on actual performance through the end of such performance period), which remained unvested as to time-based vesting requirements as of December 31, 2019, the vesting of all of which would have accelerated if Ms. DiBattiste were terminated without cause or resigned for good reason on or within 12 months after a change of control.

Christopher Wilson

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Double- Trigger Change of Control Event ($) (1)
Severance Payments	—	825,000	825,000	—	825,000
Short-Term Incentive (2)	—	337,500	337,500	—	337,500
COBRA Benefits (3)	—	28,561	28,561	—	28,561
Equity Acceleration (4)	—	—	—	—	332,215

Total	—	1,191,061	1,191,061	—	1,523,276

(1)	Represents the amount payable if Mr. Wilson were terminated without cause or resigned for good reason on or within 12 months after a change of control.

(2)	Represents a pro-rata portion of the applicable short-term incentive amount, which pro-rata portion is equal to 100% of such amount assuming the termination occurred on December 31, 2019.

(3)	Represents the amount payable if Mr. Wilson elected continuation healthcare coverage under COBRA for the full severance period.

(4)

Represents the fair market value of unvested time-based restricted stock unit awards, the vesting of which would have accelerated if Mr. Wilson were terminated without cause or resigned for good reason on or within 12 months after a change of control. The value of accelerated vesting of Mr. Wilson’s performance-based restricted stock unit award granted to him in 2019 is not included in these amounts because the stock price hurdles would not have been achieved assuming a termination or change of control occurring on December 31, 2019. The value of accelerated vesting of Mr. Wilson’s unvested options is not included in these amounts because the exercise price of the options was greater than the closing price of our Common Stock on December 31, 2019.

Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Livek, our Chief Executive Officer as of December 31, 2019.

For 2019, the ratio of the annual total compensation of Mr. Livek, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 35 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2019 (the “Determination Date”).

CEO Compensation for purposes of this disclosure represents annualized compensation for Mr. Livek for 2019, which (following annualization) was $2,932,558. This amount includes Mr. Livek’s sign-on equity awards based on the full grant-date fair value, calculated in accordance with ASC Topic 718. Additionally, because Mr. Livek was not employed as Chief Executive Officer for the entirety of 2019, we annualized the applicable compensation that he received for his service as Chief Executive Officer in 2019, and we excluded the compensation that he received for service as a special advisor prior to becoming our Chief Executive Officer. Therefore, the CEO Compensation amount provided above for purposes of our pay ratio calculation differs from the total compensation amount reflected within the 2019 Summary Compensation Table. The table below reflects the amounts shown within the 2019 Summary Compensation Table as well as the annualized value (excluding special advisor compensation), if any, that was used solely for the pay ratio calculation:

	Amount in 2019 Compensation Table ($)	Annualized Amount ($)
Base Salary	477,302	650,000
Bonus	358,563	487,500
Stock Awards	1,086,250	1,086,250
Option Award	504,962	504,962
All Other Compensation	203,846	203,846
Total	2,630,923	2,932,558

For purposes of this disclosure, Median Annual Compensation was $84,985 and was calculated by totaling for our Median Employee all applicable elements of compensation for 2019 in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date. We had 1317 employees, representing all full-time, part-time, seasonal and temporary employees of the company and our consolidated subsidiaries as of the Determination Date. As permitted by Item 402(u)(3) of Regulation S-K, this number does not include any independent contractors or “leased” workers. We then measured compensation for the period beginning on January 1, 2019 and ending on December 31, 2019 for these employees using year-to-date Box 1 Form W-2 earnings (or, outside of the United States, a comparable local equivalent) as reflected in our U.S. and local payroll records for 2019. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the compensation for such individuals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Parties

Various Comscore policies and procedures, including our Code of Business Conduct and Ethics and annual questionnaires completed by all of our directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. In addition, our Board has adopted a written policy and procedures for the review and approval of transactions in which the company is a participant, the amount involved exceeds $120,000, and one of our directors, executive officers, or a holder of more than 5% of our Common Stock, including any of their immediate family members and any entity owned or controlled by such persons (collectively, “related parties”), has or will have a direct or indirect material interest.

If any related party proposes to enter into any such transaction (a “related party transaction”), our Audit Committee will consider all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related party; the approximate dollar value of the amount involved in the transaction and the dollar value of such related person’s direct or indirect interest in the transaction; whether the transaction was undertaken in the ordinary course of business of the company; whether the transaction is proposed to be entered into on terms no less favorable to the company than those reached with an unrelated third party; whether any alternative transactions or sources for comparable services or products are available; the purpose of the transaction and potential benefits, or potential risks or costs, to the company; whether the transaction is in the best interests of the company; any required public disclosure of the transaction; whether the transaction presents an improper conflict of interest for any company officer or director; in the event the related party is a director or nominee for director (or immediate family member of a director or nominee or an entity with which a director or nominee is affiliated), the impact that the transaction will have on that director’s or nominee’s independence; and any other information regarding the transaction that would be material to investors in light of the circumstances of such transaction.

Following such consideration and review, if deemed appropriate, the disinterested members of the Audit Committee will approve the related party transaction (except that, if the transaction is proposed to be, or was, entered into on terms less favorable to the company than terms that could have been reached with an unrelated third party, approval will be obtained by unanimous approval of the disinterested members of the Board). A related party transaction will not be approved if the transaction would render a director no longer independent and would cause less than a majority of the Board to meet our director independence requirements. Whenever practicable, the reporting, review and approval will occur prior to entry into the related party transaction. If advance review is not practicable, our Audit Committee may ratify the related party transaction.

Transactions with Related Parties

Other than compensation disclosed under “Director Compensation” or “Executive Compensation” in this proxy statement and the transactions described below, we believe there were no other related party transactions (as defined above) during the year ended December 31, 2019.

Transactions with WPP

As of May 20, 2020, based on public filings, WPP plc (“WPP”) and its affiliates owned approximately 16% of our outstanding Common Stock. In the normal course of business, we provide WPP and its affiliates with services amongst our different product lines and receive services from WPP and its affiliates supporting our data collection efforts. In 2019, our transactions with WPP and its affiliates resulted in approximately $15.9 million of revenue and $11.0 million of expense.

Irwin Gotlieb, who was appointed to our Board in April 2019, serves as a senior advisor to WPP.

Transactions with Fidelity

During 2019, based on public filings, FMR LLC (an affiliate of Fidelity Management & Research Company) owned more than 5% of our outstanding Common Stock. In the normal course of business, we provide Fidelity and its affiliates with services amongst our different product lines and receive stock and benefits processing and administration services from Fidelity. In 2019, our transactions with Fidelity and its affiliates resulted in approximately $0.9 million of revenue and $0.1 million of expense. On February 7, 2020, Fidelity filed a Schedule 13G/A indicating that it no longer owns more than 5% of our outstanding Common Stock.

Transactions with OKTA

Frederic Kerrest, the son of Jacques Kerrest, serves as Chief Operating Officer of OKTA, Inc., which is a service provider to the company. In 2019, we recognized expense of approximately $0.1 million from transactions with OKTA in the normal course of business.

Compensation of Non-Executive Employees

William Livek’s son is a non-executive account director of the company and has been employed by the company since January 2016. During 2019, he received salary and incentive compensation of approximately $108,000, in addition to the standard benefits that he receives as an employee of the company.

Kathleen Love’s son is a non-executive sales manager of the company and has been employed by the company since May 2017. During 2019, he received salary and incentive compensation of approximately $173,000, in addition to the standard benefits that he receives as an employee of the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of May 15, 2020, by:

•	each beneficial owner of 5% or more of the outstanding shares of our Common Stock;

•	each of our current directors and director nominees;

•	each of our named executive officers for 2019; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of the Common Stock that they beneficially own, subject to applicable community property laws. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or other rights held by that person that are currently exercisable or exercisable within 60 days of May 15, 2020 are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, these shares do not include any stock or options awarded after May 15, 2020. A total of 70,847,771 shares of our Common Stock were outstanding as of May 15, 2020. Except as otherwise indicated, the address of each person in this table is c/o Comscore, 11950 Democracy Drive, Suite 600, Reston, Virginia 20190.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock Outstanding
5% or Greater Stockholders:
WPP plc and affiliated entities (2)	11,319,363	16.0%
PRIMECAP Management Company (3)	7,870,285	11.1%
Tenzing Global Management LLC and affiliated entities (4)	3,950,000	5.6%
Directors and Named Executive Officers:
Irwin Gotlieb, Director (5)	86,956	*
Jacques Kerrest, Director (6)	43,865	*
William Livek, Chief Executive Officer and Executive Vice Chairman (7)	1,022,179	1.44%
Kathleen Love, Director (8)	30,194	*
John Martin, Director (9)	33,817	*
Brent Rosenthal, Chairman of the Board (10)	251,933	*
Dale Fuller, Former Interim Chief Executive Officer (11)	443,701	*
Bryan Wiener, Former Chief Executive Officer	—	*
Gregory Fink, Chief Financial Officer and Treasurer (12)	30,252	*
Carol DiBattiste, Chief Legal and Compliance Officer (13)	67,398	*
Christopher Wilson, Chief Commercial Officer (14)	193,871	*
Sarah Hofstetter, Former President	6,010	*
Kathryn Bachmann, Former Chief Operating Officer	—	*
All current directors and executive officers as a group (9 persons) (15)	1,760,465	2.46%

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)

The information provided in this table is based on company records, information supplied to us by our directors, executive officers, former executive officers and principal stockholders and information contained in Schedules 13D and 13G and Forms 4 filed with the SEC.

(2)

This information is derived solely from the Schedule 13D/A filed with the SEC on April 6, 2018. Shares are owned directly by Cavendish Square Holding B.V. (“Cavendish”), which is a wholly-owned subsidiary of WPP plc that WPP plc owns indirectly through a series of holding companies. WPP plc is an indirect beneficial owner of the reported securities. The address for WPP plc is 27 Farm Street, London, United Kingdom W1J 5RJ. The address for Cavendish is Laan op Zuid 167, 3072 DB Rotterdam, Netherlands.

(3)

This information is derived solely from the Schedule 13G/A filed with the SEC on February 12, 2020. PRIMECAP Management Company has sole voting and dispositive power for 7,870,285 shares. The address for PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(4)

This information is derived solely from the Schedule 13D filed with the SEC on March 13, 2020. Tenzing Global Management LLC has shared voting and dispositive power for 3,950,000 shares, Tenzing Global Investors LLC has shared voting and dispositive power for 2,878,315 shares, Tenzing Global Investors Fund I LP (“Fund I”) has shared voting and dispositive power for 2,878,315 shares, and Chet Kapoor has shared voting and dispositive power for 3,950,000 shares. Shares are held directly and beneficially by Fund I, for which Tenzing Global Management, LLC is the investment adviser and Tenzing Global Investors LLC is the general partner, and Chet Kapoor serves as Managing Partner and CIO of each of Tenzing Global Investors LLC and Tenzing Global Management, LLC and the Managing Partner and CIO of Fund I. The address for each of the Tenzing entities and Mr. Kapoor is 90 New Montgomery Street, Suite 650, San Francisco, California 94105.

(5)	Represents 86,956 shares subject to vested restricted stock units that are scheduled to be delivered on the earlier of Mr. Gotlieb’s separation from service or a change in control of the company.

(6)

Includes 11,390 shares subject to vested restricted stock units that are scheduled to be delivered on the earlier of Mr. Kerrest’s separation from service or a change in control of the company and 24,155 shares subject to restricted stock units that are scheduled to vest within 60 days of May 15, 2020 and to be delivered on the earlier of Mr. Kerrest’s separation from service or a change in control of the company.

(7)	Includes 286,350 shares subject to options that are currently exercisable.

(8)

Represents 6,039 shares subject to vested restricted stock units that are scheduled to be delivered on the earlier of Ms. Love’s separation from service or a change in control of the company and 24,155 shares subject to restricted stock units that are scheduled to vest within 60 days of May 15, 2020 and to be delivered on the earlier of Ms. Love’s separation from service or a change in control of the company.

(9)

Represents 9,662 shares subject to vested restricted stock units that are scheduled to be delivered on the earlier of Mr. Martin’s separation from service or a change in control of the company and 24,155 shares subject to restricted stock units that are scheduled to vest within 60 days of May 15, 2020 and to be delivered on the earlier of Mr. Martin’s separation from service or a change in control of the company.

(10)

Includes 86,974 shares subject to options that are currently exercisable, 11,390 shares subject to vested restricted stock units that are scheduled to be delivered on the earlier of Mr. Rosenthal’s separation from service or a change in control of the company, and 24,155 shares subject to restricted stock units that are scheduled to vest within 60 days of May 15, 2020 and to be delivered on the earlier of Mr. Rosenthal’s separation from service or a change in control of the company.

(11)	Includes 354,546 shares subject to deferred stock units that are scheduled to be delivered within 60 days of May 15, 2020.

(12)	Includes 9,627 shares subject to vested restricted stock units that are scheduled to be delivered between May 15, 2020 and December 31, 2020.

(13)	Includes 33,645 shares subject to vested restricted stock units that are scheduled to be delivered between May 15, 2020 and December 31, 2020.

(14)

Includes 83,500 shares subject to options that are currently exercisable and 13,751 shares subject to vested restricted stock units that are scheduled to be delivered between May 15, 2020 and December 31, 2020.

(15)

Includes 456,824 shares subject to options that are currently exercisable, 182,460 shares subject to vested restricted stock units that are scheduled to be delivered as described above, and 96,620 shares subject to restricted stock units that are scheduled to vest within 60 days of May 15, 2020.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that certain of our directors, executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Such directors, executive officers and greater than 10% beneficial owners are required to furnish us with copies of all of these forms that they file. Certain Comscore employees hold a power of attorney to enable such individuals to file ownership and change in ownership forms on behalf of our directors and executive officers.

Based solely on our review of these reports or written representations from certain reporting persons, we believe that during 2019, all filing requirements applicable to our directors, executive officers, greater than 10% beneficial owners and other persons subject to Section 16(a) of the Exchange Act were timely met, except for two Form 4s for Christopher Wilson (relating to a single vesting event and related tax withholding obligation) that were late due to an administrative issue.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Fees and Services

The following table sets forth a summary of the fees billed to us by Deloitte for professional services for the fiscal years ended 2019 and 2018. Audit-related fees were for services in connection with foreign statutory audits, access to Deloitte’s accounting research tool, and our registration statements on Form S-1 and Form S-8 (2018 only). Tax fees were principally for tax consulting services.

Name	2019	2018
	(In thousands)
Audit Fees	$4,511	$6,474
Audit-Related Fees	25	122
Tax Fees	56	68
All Other Fees	—	—

Total Fees	$4,592	$6,664

All of the services described in the fee tables above were approved by the Audit Committee. The Audit Committee meets regularly with the independent auditor and reviews both audit and non-audit services performed by Deloitte as well as fees charged for such services. The Audit Committee has determined that the provision of the services described above is compatible with maintaining Deloitte’s independence in the conduct of its audit functions.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted, and our Board has approved, procedures and conditions pursuant to which services proposed to be performed by our independent auditors should be pre-approved. Such procedures and conditions are set forth in the Audit Committee’s charter. The Audit Committee has delegated pre-approval authority to its chairman for certain services other than the annual audit and quarterly reviews performed by Deloitte. The chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related and other services rendered by Deloitte in its capacity as our independent auditor for 2019 and 2018.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of “independent” directors, as determined in accordance with applicable Nasdaq standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which is available under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com.

As described more fully in its charter, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the company and the audits of the financial statements of the company. Company management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for 2019.

The Audit Committee has:

•	reviewed and discussed the company’s audited financial statements with management and Deloitte & Touche LLP (“Deloitte”), the company’s independent registered public accounting firm for 2019;

•	discussed with Deloitte the matters required to be discussed under the applicable requirements of the PCAOB; and

•

received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

In addition, the Audit Committee has met separately with company management and with Deloitte.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2019 be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Jacques Kerrest

Brent Rosenthal

The foregoing Audit Committee report is made by the current directors who were members of the Audit Committee at the time the company’s 2019 Annual Report on Form 10-K was approved, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

PROPOSALS TO BE VOTED ON

Proposal No. 1 – Election of Directors

Our stockholders are being asked to elect the two nominees named in this proxy statement as Class I directors to serve for terms expiring at our 2023 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified.

Our Nominating and Governance Committee recommended, and our Board has nominated, Jacques Kerrest and Kathleen Love for election at the 2020 Annual Meeting. Each of these individuals is currently a director of the company. Both have agreed to serve if elected, and we have no reason to believe that any nominee will be unable or unwilling to serve.

Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board unless the proxy is marked in such a manner so as to withhold authority to vote. If any nominee is unable or unexpectedly declines to serve as a director, the Board may designate another nominee to fill the vacancy, and the proxy will be voted for that nominee. Alternatively, the Board may reduce the size of the Board, or the proxies may vote just for the remaining nominee, leaving a vacancy that the Board may fill at a later date. Proxies cannot be voted for more than the two named nominees.

The section of this proxy statement titled “Directors, Director Nominees, Executive Officers and Corporate Governance – Directors, Director Nominees and Executive Officers” contains more information about the experience, qualifications, attributes and skills that caused our Nominating and Governance Committee and our Board to determine that these nominees should serve as directors of Comscore.

Required Vote

The nominees receiving the highest number of affirmative “FOR” votes with respect to each class shall be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVEMENTIONED NOMINEES AS DIRECTORS PURSUANT TO PROPOSAL NO. 1.

Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation

We are seeking the advisory, non-binding approval of our stockholders with respect to the compensation paid to our named executive officers as disclosed in this proxy statement.

The objective of our compensation programs for our employees, including our executive officers, is to attract and retain top talent and to ensure that the total compensation paid is fair, reasonable and consistent with market practice. Our compensation programs are designed to motivate and reward employees for achievement of positive business results and to promote and enforce accountability. Overall, we seek to maintain a performance-oriented culture with compensation opportunities that reward our executive officers when we achieve or exceed our goals, while putting a significant portion of their target compensation at risk in the event of underperformance.

This proposal gives you, as a stockholder, the opportunity to express your views on the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion included in this proxy statement, is hereby APPROVED.”

Required Vote

You may vote for or against this Proposal No. 2, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2020 Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory, it will not be binding upon our Board. However, our Board and Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating our executive compensation program.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2.

Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2020. Deloitte has served as our independent audit firm since 2017 and audited our financial statements for the fiscal year ended December 31, 2019. For more information about services Deloitte provided to us, as well as our procedures for approving such services, see the section of this proxy statement titled “Principal Accounting Fees and Services.” A representative of Deloitte is expected to be present at our 2020 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders.

Ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. Our Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain the firm; however, the Audit Committee may, in its discretion, continue to retain Deloitte. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

Required Vote

The affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2020 Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2020. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3.

Proposal No. 4 – Approval of an Amendment and Restatement of the comScore, Inc. 2018 Equity and Incentive Compensation Plan

Overview

The use of equity-based awards under the 2018 Plan has been a key component of our compensation program. The ability to grant equity-based awards is critical to attracting and retaining highly qualified individuals. The Board believes that it is in the best interests of the company and our stockholders for those individuals to have an ownership interest in the company in recognition of their present and potential contributions and to align their interests with those of our stockholders.

The Board has determined that the current number of shares of our Common Stock available for grants under the 2018 Plan is not sufficient to meet the objectives of our compensation program going forward. Accordingly, on May 26, 2020, upon recommendation by the Compensation Committee, the Board approved and adopted, subject to the approval of the stockholders of the company at the 2020 Annual Meeting, an amendment and restatement of the 2018 Plan (the “Amended 2018 Plan”) to increase the number of shares of our Common Stock available for grant by 9,600,000 and to make other changes to the 2018 Plan as described below.

You are being asked to approve the Amended 2018 Plan, and the Board is recommending that the company’s stockholders vote in favor of the Amended 2018 Plan. If approved by our stockholders, the Amended 2018 Plan will become effective as of the date of the 2020 Annual Meeting. If the proposed Amended 2018 Plan is not approved by our stockholders, then the 2018 Plan will remain in effect in its present form. Whether the Amended 2018 Plan is approved by our stockholders or not, each award granted under the 2018 Plan prior to the date of the 2020 Annual Meeting will continue to be subject to the terms and provisions applicable to such award under the 2018 Plan as in effect immediately prior to the effective date of the Amended 2018 Plan.

At the 2018 annual meeting, the stockholders of the company approved the 2018 Plan, and 10,650,000 shares of our Common Stock were reserved for issuance thereunder. The 2018 Plan succeeded our 2007 Equity Incentive Plan, as amended and restated (the “2007 Plan”). The 2007 Plan expired in accordance with its terms on March 2, 2017, and no further grants may be made thereunder. In addition, no further grants will be made under the Rentrak Corporation Amended and Restated 2005 Stock Incentive Plan and the Rentrak Corporation 2011 Incentive Plan (together with the Rentrak Corporation Amended and Restated 2005 Stock Incentive Plan, the “Rentrak Plans”), which we assumed in connection with our merger with Rentrak Corporation in 2016. However, outstanding awards under the 2007 Plan and the Rentrak Plans will generally continue in effect in accordance with their terms.

The Amended 2018 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the company by encouraging stock ownership among employees of the company and its subsidiaries, certain consultants to the company and its subsidiaries, and non-employee directors of the company.

Stockholder approval of the Amended 2018 Plan would increase the number of shares of Common Stock that the company may issue under the 2018 Plan by 9,600,000 shares. After taking into account this increase and subject to adjustment as provided in the Amended 2018 Plan, the total number of shares of Common Stock authorized for issuance under the Amended 2018 Plan will equal 20,250,000, including past awards under the 2018 Plan. If the Amended 2018 Plan is approved by stockholders, it will be effective as of the date of the 2020 Annual Meeting.

The actual text of the Amended 2018 Plan is attached to this proxy statement as Annex A. The following description of the Amended 2018 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex A.

Why We Believe You Should Vote for this Proposal

The Amended 2018 Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of Common Stock, for the purpose of providing our non-employee directors, employees of the company and its subsidiaries, and certain consultants of the company and its subsidiaries, incentives and/or rewards for performance. Some of the key features of the Amended 2018 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate, and retain high-quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2018 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use equity-based awards to recruit and compensate our employees and directors. The use of Common Stock as part of our compensation program is also important because equity-based awards are an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

In 2019 and 2018, we granted awards under the 2018 Plan covering 3,503,866 shares and 2,872,408 shares, respectively, of our Common Stock. We did not grant any equity awards under any plan in 2017. Based upon the methodology used by Institutional Shareholder Services, which assigns a greater weight to full-value awards than to stock option awards and SARs, our “burn rate” (which represents the rate at which our equity award grants diluted our stockholders) for each of 2019, 2018 and 2017 was 7.54%, 7.47% and 0.00%, respectively, for a three-year average burn rate of 5.00%.

As of May 20, 2020, there were 70,865,075 shares of Common Stock outstanding. Based on the closing price of our Common Stock on May 20, 2020 of $2.85 per share, the aggregate market value as of May 20, 2020 of the new shares of Common Stock requested under the Amended 2018 Plan, assuming all available shares were awarded as stock option or SAR awards (9,600,000), would be $27,360,000. If all available shares were awarded as full-value awards, the aggregate market value of the new shares (4,800,000) as of May 20, 2020 would be $13,680,000. As described below, the Amended 2018 Plan is a flexible authorization plan (often referred to as a “fungible share plan”).

Based on current projections, we anticipate that the number of shares remaining available under the 2018 Plan is insufficient to cover anticipated employee and non-employee director awards through the end of fiscal year 2020. If we are unable to adequately provide long-term equity compensation to incentivize our employees, or provide annual equity grants as part of compensation to our non-employee directors, we may lose key personnel to competitors, which would be detrimental to our operations. If the Amended 2018 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized for other purposes, including reinvestment in our business.

In determining the number of additional shares to request for approval under the Amended 2018 Plan, our management team worked with Meridian and the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended 2018 Plan.

If the Amended 2018 Plan is approved, we intend to use the shares authorized under the Amended 2018 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the Amended 2018 Plan will last for approximately one to two years, based on our historic grant rates, estimated future grant rates, and our approximate current share price, but could last for a shorter or longer period of time if actual practice does not match historic rates or if our future plans or share price change materially. As noted below, our Compensation Committee retains full discretion under the Amended 2018 Plan to determine the number and amount of awards to be granted under the Amended 2018 Plan, subject to the terms of the Amended 2018 Plan.

Our equity compensation practices are intended to be competitive and consistent with market practice. In evaluating this proposal, stockholders should consider all of the information in this proposal.

Information on Equity Compensation Plans as of March 31, 2020

The information included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ending December 31, 2019 is updated by the following information regarding all existing equity compensation plans as of March 31, 2020 (except as noted otherwise):

Total shares underlying outstanding stock options (1)	1,528,967
Weighted-average exercise price of outstanding stock options	$11.03
Weighted-average remaining contractual life of outstanding stock options	6.37 years
Total shares underlying outstanding full-value awards (2)	3,160,728
Total shares of common stock outstanding as of May 20, 2020	70,865,075
Total shares available for grant under the 2018 Plan (3)	726,505

(1) No SARs were outstanding as of March 31, 2020.

(2) Reflects (i) all shares subject to time-based RSUs and deferred stock units that were outstanding as of March 31, 2020 (2,026,526 shares), and (ii) the maximum number of shares subject to PRSUs that were outstanding as of March 31, 2020 (1,134,202 shares). If actual performance under the PRSUs falls below the maximum level for these awards, fewer shares would be issued.

(3) Assumes the maximum number of shares subject to outstanding PRSUs is no longer available for issuance. Under the 2018 Plan’s fungible share ratio, each stock option or SAR counts as one share against the plan reserve and each full-value share counts as two shares against the plan reserve, with PRSUs counted at maximum performance. If actual performance under the PRSUs falls below the maximum level for these awards, a greater number of shares would be available for issuance under the 2018 Plan. The 2018 Plan is currently the only plan with shares available for grant to our employees and non-employee directors.

Summary of the Changes to the 2018 Plan Included in the Amended 2018 Plan

The Amended 2018 Plan will amend and supersede the 2018 Plan and will allow us to grant equity-based awards to our employees, officers, non-employee directors, and certain contractors, as described in more detail below.

The Amended 2018 Plan makes certain changes to the terms of the 2018 Plan, including:

•

approves an additional 9,600,000 shares of our Common Stock for issuance under the Amended 2018 Plan (including as awards of Incentive Stock Options, as defined below). After taking into account this increase and subject to adjustment as provided in the Amended 2018 Plan, the total number of shares of Common Stock authorized for issuance under the Amended 2018 Plan (including as awards of Incentive Stock Options) will equal 20,250,000, including past awards under the 2018 Plan; and

•	makes certain other clarifying and ministerial changes.

This description does not purport to be complete and is qualified in its entirety by the full text of the proposed Amended 2018 Plan, which is included as Annex A hereto. If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, a registration statement on Form S-8 to register additional shares available for delivery under the Amended 2018 Plan.

Share Increase

Currently, the 2018 Plan is the only active stockholder-approved plan that we use to grant equity-based compensation awards. As of March 31, 2020, there were 726,505 shares remaining for issuance under the 2018

Plan (the “Available Shares”). If the Amended 2018 Plan is approved by our stockholders, an additional 9,600,000 shares would be reserved for issuance under the Amended 2018 Plan (the “New Shares”), with the maximum number of shares available for issuance under the Amended 2018 Plan following the date of stockholder approval being equal to (i) 10,326,505 (which is the sum of the Available Shares plus the New Shares), minus (ii) the sum of (a) one share for every share subject to a stock option or appreciation right granted under the 2018 Plan after March 31, 2020 and prior to the 2020 Annual Meeting and (b) two shares for every one share subject to other awards that are granted under the 2018 Plan after March 31, 2020 and prior to the 2020 Annual Meeting, plus (iii) any shares that again become available after March 31, 2020 for awards under the 2018 Plan or the Amended 2018 Plan.

The shares issued under the Amended 2018 Plan may be shares of original issuance, treasury shares, or a combination of the two.

Highlights of the Amended 2018 Plan

Flexible Authorization Plan: The Amended 2018 Plan is a flexible authorization plan. Under the Amended 2018 Plan, the aggregate number of shares of Common Stock available for issuance will be reduced by (1) one share of Common Stock for every one share of Common Stock subject to an award of stock options or SARs granted under the Amended 2018 Plan, and (2) two shares of Common Stock for every one share of Common Stock subject to an award other than of stock options or SARs granted under the Amended 2018 Plan.

Reasonable Amended 2018 Plan Limits: The Amended 2018 Plan provides that, subject to adjustment as applicable and the applicable Common Stock counting provisions as described in the Amended 2018 Plan:

•	the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 20,250,000 shares of Common Stock; and

•

no non-employee member of the Board will be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured at the date of grant as applicable and calculating the value of any awards under the Amended 2018 Plan based on the grant date fair value for financial reporting purposes) in excess of $900,000.

Allowances for Conversion Awards and Assumed Plans: Shares of Common Stock issued or transferred under awards granted under the Amended 2018 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other Amended 2018 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended 2018 Plan, under circumstances further described in the Amended 2018 Plan, but will not count against the aggregate share limit or other Amended 2018 Plan limits described above.

Limited Share Recycling Provisions: Subject to certain exceptions described in the Amended 2018 Plan, if any award granted under the 2018 Plan or the Amended 2018 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the Amended 2018 Plan at a rate of one share for every one share subject to stock option or SAR awards and two shares for every one share subject to awards other than stock options or SARs. If, after December 31, 2017, any shares of Common Stock subject to an award granted under the 2007 Plan are forfeited, or an award granted under the 2007 Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2018 Plan or Amended 2018 Plan, as applicable (at a rate of one share of Common Stock for every one share of Common Stock subject to such award). Notwithstanding anything to the contrary contained in the Amended 2018 Plan: (1) shares of Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option or the base price of an SAR granted under the 2018 Plan or the Amended 2018 Plan will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Amended 2018 Plan, (2) shares of Common Stock withheld by us, tendered or otherwise used to satisfy tax withholding with respect to awards (whether granted under the 2018 Plan or the Amended 2018 Plan) other than as described in (3) below will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Amended 2018 Plan, (3) shares of Common Stock withheld by us, tendered or otherwise used prior to the expiration of the Amended 2018 Plan to satisfy tax withholding with respect to awards (whether granted under the 2018 Plan or the Amended 2018 Plan) other than stock options or SARs will be added back (but only to the extent such withholding did not exceed the minimum amounts of tax required to be withheld) to the aggregate number of shares of Common Stock available under the Amended 2018 Plan, and (4) shares of Common Stock reacquired by the company on the open market or otherwise using cash proceeds from the exercise of stock options (whether granted under the 2018 Plan or the Amended 2018 Plan) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Amended 2018 Plan. Further, all shares of Common Stock covered by stock-settled SARs (whether granted under the 2018 Plan or the Amended 2018 Plan) that are exercised and settled in shares, whether or not all shares of Common Stock covered by the SARs are actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the Amended 2018 Plan. If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate number of shares available under the Amended 2018 Plan.

No Repricing Without Stockholder Approval: The repricing of stock options and SARs (outside of certain corporate transactions or adjustment events described in the Amended 2018 Plan or in connection with a “change in control”) is prohibited without stockholder approval under the Amended 2018 Plan.

Change in Control Definition: The Amended 2018 Plan includes a definition of “change in control,” which is described below.

Exercise or Base Price Limitation: The Amended 2018 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the Amended 2018 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Common Stock on the date of grant.

Code Section 162(m)

Section 162(m) of the Code generally disallows a deduction for certain compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code has historically not been subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. This exception was repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. To be clear, stockholders are not being asked to approve the Amended 2018 Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception. The company does not anticipate that it would be able to make any grants under the Amended 2018 Plan that will qualify for the performance-based exception.

Summary of Other Material Terms of the Amended 2018 Plan

Administration: The Amended 2018 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended 2018 Plan. References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the Amended 2018 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the Amended 2018 Plan, or of any agreement, notification or document evidencing the grant of awards under the Amended 2018 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the Amended 2018 Plan, authorize one or more officers of the company to (1) designate employees to be recipients of awards under the Amended 2018 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee is authorized to take appropriate action under the Amended 2018 Plan subject to the express limitations contained in the Amended 2018 Plan.

Eligibility: Any person who is selected by the Committee to receive benefits under the Amended 2018 Plan and who is at that time an employee of the company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the Amended 2018 Plan. In addition, certain consultants (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee members of the Board, may also be selected by the Committee to participate in the Amended 2018 Plan. As of May 20, 2020, approximately 1300 employees, 20 consultants, and five non-employee members of the Board would be eligible to participate in the Amended 2018 Plan. The basis for participation in the Amended 2018 Plan by eligible persons is the selection of such persons by the Committee in its discretion.

Types of Awards Under the Amended 2018 Plan: Pursuant to the Amended 2018 Plan, the company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our Common Stock.

Generally, each grant of an award under the Amended 2018 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the Amended 2018 Plan. A brief description of the types of awards which may be granted under the Amended 2018 Plan is set forth below.

Stock Options: A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the Amended 2018 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. Stock options may provide for continued vesting or the earlier exercise of the stock options, including in the event of retirement, death or disability of the participant or in the event of a change in control.

Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the Amended 2018 Plan may not provide for dividends or dividend equivalents.

Appreciation Rights: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of shares of our Common Stock on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. Any grant of SARs may specify management objectives that must be achieved as a condition of the exercise of such SARs. SARs may provide for continued vesting or earlier exercise, including in the case of retirement, death or disability of the participant or in the event of a change in control. A SAR may be paid in cash, shares of Common Stock or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the Amended 2018 Plan may not provide for dividends or dividend equivalents.

Restricted Stock: Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Any grant of restricted stock will require that any and all dividends or distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. Restricted stock may provide for continued vesting or the earlier termination of restrictions on such restricted stock, including in the event of retirement, death or disability of the participant or in the event of a change in control.

RSUs: RSUs awarded under the Amended 2018 Plan constitute an agreement by the company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our Common Stock on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death or disability of the participant or in the event of a change in control. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional shares of Common Stock, but dividend equivalents or other distributions on shares of Common Stock under the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, shares of Common Stock or any combination of the two.

Cash Incentive Awards, Performance Shares, and Performance Units: Performance shares, performance units and cash incentive awards may also be granted to participants under the Amended 2018 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

These awards, when granted under the Amended 2018 Plan, generally become payable to participants based on the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to a cash incentive award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels but falls short of maximum achievement. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the company in cash, in shares of Common Stock, in restricted stock or RSUs, or in any combination thereof.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death or disability of the participant or in the event of a change in control.

Other Awards: Subject to applicable law and applicable share limits under the Amended 2018 Plan, the Committee may grant to any participant shares of Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the company. The terms and conditions of any such awards will be determined by the Committee. Shares of Common Stock delivered under an award in the nature of a purchase right granted under the Amended 2018 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the Amended 2018 Plan. The Committee may also authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the company or a subsidiary to pay cash or deliver other property under the Amended 2018 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such awards, including in the event of the retirement, death or disability of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the Other Awards with respect to which such dividends or dividend equivalents are paid.

Change in Control: The Amended 2018 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee with respect to an award under the Amended 2018 Plan, a change in control will be deemed to have occurred if, in general (subject to certain limitations and as further described in the Amended 2018 Plan): (1) a person or group becomes the beneficial owner of 50% or more of either the then-outstanding Common Stock or the combined voting power of the then-outstanding voting securities of the company entitled to vote generally in the election of directors; (2) individuals who constitute the Board as of the effective date of the Amended 2018 Plan cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the Amended 2018 Plan (subject to certain exceptions); (3) the company closes a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the company or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or securities of another entity by the company or a subsidiary, as further described in the Amended 2018 Plan (subject to certain exceptions); or (4) the company’s stockholders approve a complete liquidation or dissolution of the company.

Management Objectives: The Amended 2018 Plan provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the Amended 2018 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards, all as determined by the Committee. The management objectives may be based upon, but will not be limited to, one or more of the following performance criteria: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues or revenue growth, operating profits (including earnings before interest, taxes, depreciation and/or amortization or variations thereof), net profits, earnings per share, stock price, cost reduction goals, debt ratios, financial return ratios, profit return and margins, market share, working capital, return on capital, safety, employee engagement, employee satisfaction, and other cultural improvement goals. The Committee may select one criterion or multiple criteria for measuring performance. Management objectives may be measured on company, subsidiary, business unit, business group, or corporate department performance, or on any combination thereof. Further, a management objective may be based on comparative performance with other companies or other external measures of the selected objective.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

No Minimum Vesting Periods: The Amended 2018 Plan does not provide for any minimum vesting periods.

Transferability of Awards: Except as otherwise provided by the Committee, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the Amended 2018 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the Amended 2018 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the shares of Common Stock that are subject to awards under the Amended 2018 Plan will be subject to further restrictions on transfer, including minimum holding periods.

Adjustments; Corporate Transactions: The Committee will make or provide for such adjustments in: (1) the number and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the Amended 2018 Plan; (2) if applicable, the number and kind of shares of Common Stock covered by Other Awards granted pursuant to the Amended 2018 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the company, the Committee may provide in substitution for any or all outstanding awards under the Amended 2018 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the numbers of shares of Common Stock available under the Amended 2018 Plan and the share limits of the Amended 2018 Plan as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs (including following a participant’s voluntary surrender of “underwater” stock options or SARs) in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The Amended 2018 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture: Any Evidence of Award may reference a clawback policy of the company or provide for the cancellation or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the Amended 2018 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the company or any of its subsidiaries outside of the United States or who provide services to the company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended 2018 Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Amended 2018 Plan as then in effect unless the Amended 2018 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding: To the extent the company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended 2018 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Common Stock held by such participant. The shares used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to the Amended 2018 Plan exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of stock options.

No Right to Continued Employment: The Amended 2018 Plan does not confer upon any participant any right with respect to continuance of employment or service with the company or any of its subsidiaries.

Effective Date of the Amended 2018 Plan: The Amended 2018 Plan will become effective on the date it is approved by the company’s stockholders.

Amendment and Termination of the Amended 2018 Plan: The Board generally may amend the Amended 2018 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the Amended 2018 Plan) (1) would materially increase the benefits accruing to participants under the Amended 2018 Plan, (2) would materially increase the number of securities which may be issued under the Amended 2018 Plan, (3) would materially modify the requirements for participation in the Amended 2018 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or Nasdaq rules, or, if the shares of Common Stock are not traded on Nasdaq, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, all as determined by the Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the Amended 2018 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the Amended 2018 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Amended 2018 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the Amended 2018 Plan.

The Board may, in its discretion, terminate the Amended 2018 Plan at any time. Termination of the Amended 2018 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Amended 2018 Plan on or after May 30, 2028, the tenth anniversary of the date the 2018 Plan was approved by the company’s stockholders, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the Amended 2018 Plan.

Stock Plan Benefits

The terms and number of awards to be granted in the future under the Amended 2018 Plan are to be determined in the discretion of the Committee. Because no such determinations have been made, the benefits or amounts that will be received by or allocated to the company’s executive officers, directors or other eligible employees cannot be determined at this time, although the company intends to make awards to such groups under the Amended 2018 Plan consistent with its existing compensation practices. Therefore, the New Plan Benefits Table is not provided.

The following table sets forth, for each of our named executive officers, each person who has been granted 5% or more of the total amount of awards granted under the 2018 Plan, and certain groups, the number of shares of our Common Stock that are subject to outstanding stock option grants under the 2018 Plan as of May 20, 2020. No other person has been granted 5% or more of the total amount of awards granted under the 2018 Plan, and no stock option awards have been granted under the 2018 Plan to any associate of a non-employee director, nominee or executive officer.

2018 Plan Stock Options

Number of Shares of Common Stock Subject to 2018 Plan Stock Options
William Livek	300,000
Dale Fuller	—
Bryan Wiener	—
Gregory Fink	—
Carol DiBattiste	—
Christopher Wilson	150,000
Sarah Hofstetter	—
Kathryn Bachmann	—
Carol Hinnant	100,000
All current executive officers as a group	450,000
All current non-executive directors as a group (1)	—
All current non-executive employees, including all current officers who are not executive officers, as a group	150,000

(1)	Includes Jacques Kerrest and Kathleen Love, who are current directors nominated for election at the 2020 Annual Meeting. Neither Mr. Kerrest nor Ms. Love holds any outstanding stock option awards.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Amended 2018 Plan based on federal income tax laws currently in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended 2018 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes) or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock: The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units and Cash Incentive Awards: No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

Nonqualified Stock Options: In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options: No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs: No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

RSUs: No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million deduction limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the Amended 2018 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended 2018 Plan by our stockholders.

Equity Compensation Plan Information

The closing price of a share of our Common Stock as reported by Nasdaq on May 20, 2020 was $2.85. The following table summarizes our equity compensation plans as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (3)
Equity compensation plans approved by security holders	4,293,580	$11.27	1,871,778
Equity compensation plans not approved by security holders	—	—	—

Total	4,293,580	$11.27	1,871,778

(1)

This column reflects (i) all shares subject to time-based RSUs and deferred stock units that were outstanding as of December 31, 2019, (ii) the maximum number of shares subject to PRSUs that were outstanding as of December 31, 2019, and (iii) all shares subject to outstanding stock options as of December 31, 2019. If actual performance under the PRSUs falls below the maximum level for these awards, fewer shares would be issued.

(2)

The weighted average exercise price reflected in this column is calculated based solely on the exercise prices of outstanding options and does not take into account time-based RSUs, deferred stock units or PRSUs, which do not have an exercise price.

(3)

This column reflects the total number of shares remaining available for issuance under our 2018 Equity and Incentive Compensation Plan as of December 31, 2019, assuming the maximum number of shares subject to outstanding PRSUs is no longer available for issuance. If actual performance under these PRSUs falls below the maximum level for these awards, a greater number of shares would be available for issuance under the plan.

Required Vote

You may vote for or against this Proposal No. 4, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2020 Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4.

OTHER INFORMATION

Other Matters to be Presented at the Annual Meeting

We do not know of any matters to be presented at our 2020 Annual Meeting other than those described in this proxy statement. If any other matters are properly brought before the annual meeting, proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Security Holder Communication with Board Members

Any holder of our Common Stock may contact the Board, a committee of the Board or a specified individual director by writing to the attention of the Board (or a specified individual director or committee) and sending such communication to the attention of our Corporate Secretary at our executive offices as identified in this proxy statement. Each communication from a stockholder should include the following information in order to permit us to confirm your status as a security holder and enable us to send a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

Our Corporate Secretary will forward all appropriate communications to the Board, the applicable committee of the Board or individual members of the Board as specified in the communication. Our Corporate Secretary may, but is not required to, review all correspondence addressed to the Board, a committee of the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management.

Annex A

COMSCORE, INC.

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

(as Amended and Restated Effective as of July 9, 2020)

1.            Purpose; Prior Plan.  The purpose of this Plan is to attract and retain non-employee Directors, Employees and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance. The Plan as set forth herein constitutes an amendment and restatement of the Company’s 2018 Equity and Incentive Compensation Plan as in effect immediately prior to the Effective Date (the “Prior Plan”). This Plan shall supersede and replace in its entirety the Prior Plan; provided, however, that notwithstanding any provisions herein to the contrary, except for the provisions of Section 3(a), each award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such award under the Prior Plan as in effect immediately prior to the Effective Date.

2.            Definitions.  As used in this Plan:

(a)            “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b)            “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c)            “Board” means the Board of Directors of the Company.

(d)            “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e)            “Change in Control” has the meaning set forth in Section 12 of this Plan.

(f)            “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)            “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.

(h)            “Common Stock” means the common stock, par value $0.001 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i)            “Company” means comScore, Inc., a Delaware corporation, and its successors.

(j)            “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k)            “Director” means a member of the Board.

(l)            “Effective Date” means July 9, 2020, the date on which this amendment and restatement of the Plan was approved by the Stockholders.

(m)            “Employee” means any person, including officers and Directors, employed by the Company or any Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or any Subsidiary.

(n)            “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(o)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)            “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(q)            “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. The Management Objectives shall be determined by the Committee and may be based upon, but shall not be limited to, one or more of the following performance criteria: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues or revenue growth, operating profits (including earnings before interest, taxes, depreciation and/or amortization or variations thereof), net profits, earnings per share, stock price, cost reduction goals, debt ratios, financial return ratios, profit return and margins, market share, working capital, return on capital, safety, employee engagement, employee satisfaction, and other cultural improvement goals. The Committee may select one criterion or multiple criteria for measuring performance. Management Objectives may be measured on Company, Subsidiary, business unit, business group, or corporate department performance, or on any combination thereof. Further, a Management Objective may be based on comparative performance with other companies or other external measures of the selected objective. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(r)            “Market Value per Share” means, as of any particular date, if the Common Stock is listed on any established stock exchange or traded on any established market, and unless otherwise determined by the Committee, the closing price of a share of Common Stock as quoted on such exchange or market on the date of determination, as reported in a source the Committee deems reliable. If there is no closing price for the Common Stock on the particular date, then the Market Value per Share will be the closing price on the last preceding date for which such quotation exists. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s)            “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(t)            “Option Price” means the purchase price payable on exercise of an Option Right.

(u)            “Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(v)            “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an Employee, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a consultant (provided that such person satisfies the Form S-8 definition of “employee”), or (iii) a non-employee Director.

(w)            “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(x)            “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(y)            “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(z)            “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(aa)          “Plan” means this comScore, Inc. 2018 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.

(bb)          “Predecessor Plan” means the comScore, Inc. 2007 Equity Incentive Plan, as amended and restated from time to time.

(cc)          “Prior Plan” has the meaning set forth in Section 1 of the Plan.

(dd)          “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ee)          “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.

(ff)          “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(gg)          “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(hh)          “Stockholder” means an individual or entity that owns one or more shares of Common Stock.

(ii)           “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” shall be determined in accordance with Section 424(f) of the Code or any successor provision.

3.            Shares Available Under this Plan.

(a)	Maximum Shares Available Under this Plan.

(i)	Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of

Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, (F) dividend equivalents paid with respect to awards made under this Plan, or (G) awards corresponding to those described in the preceding clauses (A) through (F) that were made under the Prior Plan will not exceed in the aggregate 20,250,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

The aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by (A) one share of Common Stock for every one share of Common Stock subject to an award of Option Rights or Appreciation Rights granted under this Plan or the Prior Plan, and (B) two shares of Common Stock for every one share of Common Stock subject to an award other than of Option Rights or Appreciation Rights granted under this Plan or the Prior Plan.

(b)	Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any award granted under this Plan or the Prior Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above (at a rate of one share of Common Stock for every one share of Common Stock subject to awards of Option Rights or Appreciation Rights and two shares of Common Stock for every one share of Common Stock subject to awards other than of Option Rights or Appreciation Rights).

(ii)

If, after December 31, 2017, any shares of Common Stock subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the Prior Plan or this Plan, as applicable (at a rate of one share of Common Stock for every one share of Common Stock subject to such award).

(iii)

Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right (whether granted under this Plan or the Prior Plan) or the Base Price of an Appreciation Right (whether granted under this Plan or the Prior Plan) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards (whether granted under this Plan or the Prior Plan) other than as described in clause (C) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock withheld by the Company, tendered or otherwise used prior to the expiration of this Plan to satisfy tax withholding with respect to awards (whether granted under this Plan or the Prior Plan) other than Option Rights or Appreciation Rights shall be added back (but only to the extent such withholding did not exceed the minimum amounts of tax required to be withheld) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (D) shares of Common Stock subject to an Appreciation Right (whether granted under this Plan or the Prior Plan) that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof, will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (E) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights (whether granted under this Plan or the Prior Plan) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.

(iv)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)          Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options (whether granted under this Plan or the Prior Plan) will not exceed 20,250,000 shares of Common Stock.

(d)          Individual Director Limit. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards under this Plan based on the grant date fair value for financial reporting purposes) in excess of $900,000.

4.            Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)          Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)          Each grant will specify an Option Price per share of Common Stock, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)          Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)          To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.

(e)          Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)          Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will become exercisable. Option Rights may provide for continued vesting or the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(g)          Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)          Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)          No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(j)          Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)          Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.            Appreciation Rights.

(a)          The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)          Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee on the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)	Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will become exercisable. Appreciation Rights may provide for continued vesting or the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(vii)	Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(viii)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)          Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)

No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.            Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)          Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b)          Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)          Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d)          Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e)          Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f)          Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(g)          Any such grant or sale of Restricted Stock will require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h)          Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.            Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)          Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)          Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)          Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(d)          During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e)          Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

(f)          Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.            Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)          Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)          The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(c)          Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)          Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)          Any grant of a Cash Incentive Award, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock, Restricted Stock or Restricted Stock Units payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant.

(f)          The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(g)          Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9.            Other Awards.

(a)          Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or relating to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of

Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(b)          Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)          The Committee may authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)          The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying awards granted under this Section 9 will be deferred until and paid contingent upon the earning and vesting of such awards.

(e)          The Evidence of Award will specify the time and terms of delivery of an award granted under this Section 9.

(f)          Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

10.          Administration of this Plan.

(a)          This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)          The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)          To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.          Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the Person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.          Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee with respect to an award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a)          any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then-outstanding Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with Sections 12(c)(i), (c)(ii) and (c)(iii) below;

(b)          individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote of a majority of the Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)          consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)          approval by the Stockholders of a complete liquidation or dissolution of the Company.

13.          Detrimental Activity and Recapture Provisions.  Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

14.          Non-U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15.          Transferability.

(a)          Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)          The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

16.          Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other Person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

17.          Compliance with Section 409A of the Code.

(a)          To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)          Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this

Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c)          If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the first business day of the seventh month after such separation from service.

(d)          Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e)          Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.          Amendments.

(a)          The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the shares of Common Stock are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b)          Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the

Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c)          If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)          Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.          Governing Law.  This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.          Effective Date/Termination.  This amended and restated Plan was adopted by the Board on May 26, 2020, and is subject to approval by the Stockholders at the 2020 annual meeting of the Stockholders. If this amendment and restatement is not so approved by the Stockholders, then this amendment and restatement shall be void ab initio, and the Prior Plan shall continue in effect as if this amendment and restatement had not occurred, and any awards previously granted under the Prior Plan shall continue in effect under the terms of the grant and the Prior Plan; provided, that thereafter awards may continue to be granted pursuant to the terms of the Prior Plan, as in effect prior to this amendment and restatement and as may be otherwise amended thereafter. This amended and restated Plan shall become effective on the Effective Date if it is approved on such date by the Stockholders. No grants will be made on or after May 30, 2018 under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following such date. No grant will be made under this Plan on or after May 30, 2028, the tenth anniversary of the date the Prior Plan was approved by the Stockholders, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21.          Miscellaneous Provisions.

(a)          The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)          This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)          Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)          No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)          Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)          No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.

(g)          The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)          Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i)          If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22.          Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a)          Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)          In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)          Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

Annex B

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make certain statements in this proxy statement that constitute forward-looking statements within the meaning of federal and state securities laws. Forward-looking statements are all statements other than statements of historical fact. We attempt to identify these forward-looking statements by words such as “may,” “will,” “should,” “could,” “might,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “target,” “goal,” “predict,” “intend,” “potential,” “continue,” “seek” and other comparable words. Similarly, statements that describe our business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or performance; expectations regarding the impact on our business of the COVID-19 pandemic; macroeconomic trends that we expect may influence our business, market position or customer demand; expectations regarding the introduction of new products or expansion into new markets; regulatory compliance and expected changes in the regulatory or privacy landscape affecting our business; plans for growth and future operations; the impact of new partnerships; as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These statements are based on expectations and assumptions as of the date of this proxy statement regarding future events and business performance and involve known and unknown risks, uncertainties and other factors that may cause actual events or results to be materially different from any future events or results expressed or implied by these statements. These factors include those identified in Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, those set forth in Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020; and those identified in other documents that we file from time to time with the SEC.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this proxy statement. You should carefully review the risk factors described in our Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC. Except as required by applicable law, including the rules and regulations of the SEC, we undertake no obligation, and expressly disclaim any duty, to publicly update or revise forward-looking statements, whether as a result of any new information, future events or otherwise. Although we believe the expectations reflected in the forward-looking statements are reasonable as of the date of this proxy statement, our statements are not guarantees of future results, levels of activity, performance, or achievements, and actual outcomes and results may differ materially from those expressed in, or implied by, any of our statements.

B-1

COMSCORE, INC. 11950 DEMOCRACY DR., SUITE 600 RESTON, VA 20190 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com/20564W Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE IN PERSON You may vote your shares in person by attending the 2020 Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found under the “Locations” section of the Company’s website at www.comscore.com. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D18580-P40807 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY COMSCORE, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of Directors: Nominees: 01) Jacques Kerrest 02) Kathleen Love The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. The approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers 3. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 4. The approval of the Amended and Restated 2018 Equity and Incentive Compensation Plan NOTE: In their discretion, the proxies may vote on such other matters as may properly come before the meeting or may otherwise be allowed to be considered at the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com/20564W. D18581-P40807 COMSCORE, INC. Annual Meeting of Stockholders July 9, 2020 10:00 AM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gregory Fink and Ashley Wright, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COMSCORE, INC. that the stockholder(s) is/are entitled to vote at the 2020 Annual Meeting of COMSCORE, INC. to be held at Carr Workplaces, located at 1818 Library Street, Suite 500, Reston, Virginia 20190 at 10:00 AM, EDT on July 9, 2020, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side